Exhibit 4.9
Exhibit B to Note Purchase Agreement

PARTICIPATION AGREEMENT
([Reg. No.])
Dated as of __________, 20__1
among
DELTA AIR LINES, INC.,
U.S. BANK TRUST NATIONAL ASSOCIATION,
as Pass Through Trustee under each of the
Pass Through Trust Agreements in effect on the date hereof,
U.S. BANK TRUST NATIONAL ASSOCIATION,
as Subordination Agent,
U.S. BANK TRUST NATIONAL ASSOCIATION,
as Loan Trustee,
and
U.S. BANK TRUST NATIONAL ASSOCIATION,
in its individual capacity as set forth herein
*
One [Boeing][Airbus][McDonnell Douglas] [Model]
(Generic Manufacturer and Model [Generic Manufacturer and Model]) Aircraft
U.S. Registration No. [Reg. No.]

[1]	To insert the relevant Closing Date.
Participation Agreement (2010-2 EETC)
[Reg. No.]

TABLE OF CONTENTS

		Page

	ARTICLE 1

	DEFINITIONS

Section 1.01.	Definitions	2
Section 1.02.	Other Definitional Provisions	2

	ARTICLE 2

	THE LOANS

Section 2.01.	The Loans	2
Section 2.02.	Issuance of Equipment Notes	3
Section 2.03.	The Closing	3

	ARTICLE 3

	CONDITIONS PRECEDENT

Section 3.01.	Conditions Precedent to Obligations of Pass Through Trustees	3
Section 3.02.	Conditions Precedent to Obligations of Company	8

	ARTICLE 4

	REPRESENTATIONS, WARRANTIES AND INDEMNITIES OF COMPANY

Section 4.01.	Representations and Warranties of Company	10
Section 4.02.	General Indemnity	12

	ARTICLE 5

	REPRESENTATIONS, WARRANTIES AND COVENANTS OF U.S. BANK

Section 5.01.	Representations, Warranties and Covenants of U.S. Bank	19

	ARTICLE 6

	OTHER COVENANTS AND AGREEMENTS

Section 6.01.	Other Agreements	22
Section 6.02.	Certain Covenants of Company	25
Participation Agreement (2010-2 EETC)
[Reg. No.]

i

TABLE OF CONTENTS
(continued)

			Page

		ARTICLE 7

		MISCELLANEOUS

Section 7.01.		Notices	28
Section 7.02.		Survival of Representations, Warranties, Indemnities, Covenants and Agreements	29
Section 7.03.		Governing Law	29
Section 7.04.		Severability	30
Section 7.05.		No Oral Modifications or Continuing Waivers; Consents	30
Section 7.06.		Effect of Headings and Table of Contents	30
Section 7.07.		Successors and Assigns	30
Section 7.08.		Benefits of Agreement	30
Section 7.09.		Counterparts	30
Section 7.10.		Submission to Jurisdiction	31
Section 7.11.		Further Assurances	31
Section 7.12.		Section 1110	31

Schedule I	—	Equipment Notes, Purchasers and Original Principal Amounts
Schedule II	—	Trust Supplements

Exhibit A-1	—	Form of Opinion of Counsel for Company
Exhibit A-2	—	Form of Opinion of Debevoise & Plimpton LLP, special counsel for Company
Exhibit B	—	Form of Opinion of Special Counsel for Loan Trustee, Pass Through Trustees, Subordination Agent and U.S. Bank
Exhibit C	—	Form of Opinion of Special FAA Counsel
Exhibit D	—	[Form of Manufacturer’s Consent][2] [Reserved][3]
Exhibit E-1	—	Form of Opinion of Special Delaware Tax Counsel for Pass Through Trustees
Exhibit E-2	—	Form of Opinion of Special Delaware UCC Counsel for Company
[Exhibit F-1	—	Form of French Pledge Agreement
Exhibit F-2	—	Form of Acte de Nantissement de Créances
Exhibit G	—	Form of Opinion of Special French Counsel] [4]
Annex A	—	Definitions

[2]	To be inserted for all aircraft other than MD-90-30 aircraft.

[3]	To be inserted for MD-90-30 aircraft.

[4]	To be inserted for Airbus aircraft.
Participation Agreement (2010-2 EETC)
[Reg. No.]

ii

PARTICIPATION AGREEMENT
([REG. NO.])
     This PARTICIPATION AGREEMENT ([REG. NO.]), dated as of __________, 20__5, is made by and among DELTA AIR LINES, INC., a Delaware corporation (together with its successors and permitted assigns, “Company”), U.S. BANK TRUST NATIONAL ASSOCIATION, a national banking association (in its individual capacity, together with its successors and permitted assigns, “U.S. Bank”), not in its individual capacity except as otherwise expressly provided in any of the Operative Documents or the Pass Through Documents, but solely as Pass Through Trustee under each of the Pass Through Trust Agreements in effect on the date hereof (such terms and other capitalized terms used herein without definition being defined as provided in Section 1.01), U.S. BANK TRUST NATIONAL ASSOCIATION, a national banking association, as subordination agent and trustee (in such capacity, together with any successor trustee in such capacity, “Subordination Agent”) under the Intercreditor Agreement, and U.S. BANK TRUST NATIONAL ASSOCIATION, as loan trustee (in such capacity, together with any successor trustee in such capacity, “Loan Trustee”) under the Indenture.
WITNESSETH:
     WHEREAS, Company is the owner of that certain [Boeing][Airbus][McDonnell Douglas] Model [Model] aircraft more particularly described in the Indenture Supplement originally executed and delivered under the Indenture;
     WHEREAS, concurrently with the execution and delivery of this Agreement, Company and Loan Trustee are entering into the Indenture, pursuant to which, among other things, Company will issue one or more separate series of Equipment Notes, which Equipment Notes are to be secured by a security interest in all right, title and interest of Company in and to the Aircraft and certain other property described in the Indenture;
     WHEREAS, pursuant to the Basic Pass Through Trust Agreement and each of the Trust Supplements set forth in Schedule II, the Pass Through Trusts in effect on the date hereof were created and the Pass Through Certificates issued and sold;
     WHEREAS, pursuant to the Intercreditor Agreement, Subordination Agent will hold the Equipment Notes on behalf of the Pass Through Trusts;
     NOW, THEREFORE, in consideration of the foregoing premises and the mutual agreements herein contained, and of other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

[5]	To insert the relevant Closing Date.
Participation Agreement (2010-2 EETC)
[Reg. No.]

ARTICLE 1
DEFINITIONS
     Section 1.01. Definitions. For the purposes of this Agreement, unless the context otherwise requires, capitalized terms used but not defined herein shall have the respective meanings set forth or incorporated by reference in Annex A.
     Section 1.02. Other Definitional Provisions. (a) The definitions stated herein and in Annex A apply equally to both the singular and the plural forms of the terms defined.
     (b) All references in this Agreement to designated “Articles”, “Sections”, “Subsections”, “Schedules”, “Exhibits”, “Annexes” and other subdivisions are to the designated Article, Section, Subsection, Schedule, Exhibit, Annex or other subdivision of this Agreement, unless otherwise specifically stated.
     (c) The words “herein”, “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section, Subsection, Schedule, Exhibit, Annex or other subdivision.
     (d) All references in this Agreement to a “government” are to such government and any instrumentality or agency thereof.
     (e) Unless the context otherwise requires, whenever the words “including”, “include” or “includes” are used herein, they shall be deemed to be followed by the phrase “without limitation”.
     (f) All references in this Agreement to a Person shall include successors and permitted assigns of such Person.
ARTICLE 2
THE LOANS
     Section 2.01. The Loans. Subject to the terms and conditions of this Agreement and the Indenture, on the Closing Date, Pass Through Trustee for each Pass Through Trust in existence as of the Closing Date shall make a loan to Company by paying to Company the aggregate original principal amounts of the Equipment Notes being issued to such Pass Through Trust as set forth on Schedule I opposite the name of such Pass Through Trust. Pass Through Trustees, on behalf of the Pass Through Trusts in existence as of the Closing Date, shall make such loans to Company no later than 11:00 a.m. (New York City time) on the Closing Date by transferring such amount in immediately
Participation Agreement (2010-2 EETC)
[Reg. No.]

available funds to Company at its account at JP Morgan Chase Bank, One Chase Manhattan Plaza — 7th Floor, New York, New York, 10005, Account No. 730131026, ABA Number 021000021, with the request that the bank advise Company by telephone at (404) 715-2046 upon transfer of the funds.
     Section 2.02. Issuance of Equipment Notes. Upon the occurrence of the above payments by Pass Through Trustee for each Pass Through Trust in existence as of the Closing Date to Company, Company shall issue, pursuant to and in accordance with Article II of the Indenture, to Subordination Agent as agent and trustee for Pass Through Trustee for each Pass Through Trust, one or more Equipment Notes of the maturity and aggregate principal amount and bearing the interest rate set forth in Schedule I opposite the name of such Pass Through Trust. Each such Equipment Note shall be duly authenticated by Loan Trustee pursuant to the Indenture, registered in the name of Subordination Agent and dated the Closing Date and shall be delivered by Loan Trustee to Subordination Agent. In addition, subject to Section 4(a)(v) of the Note Purchase Agreement and Section 8.01(c) or 8.01(d) of the Intercreditor Agreement, as applicable, Company shall have the option (i) if no Series B Equipment Notes are issued on the Closing Date, to issue any Series B Equipment Notes after the Closing Date under the Indenture, and (ii) after any Series B Equipment Notes shall have been issued (whether on or after the Closing Date), to redeem, from time to time, all but not less than all of the Series B Equipment Notes and to issue under the Indenture new Series B Equipment Notes with the same Series B designation as, but with terms that may differ from those of, the redeemed Series B Equipment Notes. If the Series B Equipment Notes are so issued after the Closing Date or the new Series B Equipment Notes are issued in connection with such redemption, each Noteholder of such Series B Equipment Notes or such new Series B Equipment Notes, as applicable, shall be deemed to be a party hereto without further act, and shall be entitled to execute, and at the request of Company shall execute, a counterpart to this Agreement.
     Section 2.03. The Closing. The closing (the “Closing”) of the transactions contemplated hereby shall take place at the offices of Debevoise & Plimpton LLP, 919 Third Avenue, New York, New York 10022 at 9:30 a.m. (New York City time) on __________, 20__ or at such other time or place as the parties shall agree.
ARTICLE 3
CONDITIONS PRECEDENT
     Section 3.01. Conditions Precedent to Obligations of Pass Through Trustees. The obligation of the Pass Through Trustee of each Pass Through Trust in existence as of the Closing Date to make the loan contemplated by Article II is subject to the fulfillment (or the waiver by such Pass Through Trustee) prior to or on the Closing Date of the following conditions precedent:
Participation Agreement (2010-2 EETC)
[Reg. No.]

     (a) Authentication. Company shall have tendered the Equipment Notes to Loan Trustee for authentication, and Loan Trustee shall have authenticated such Equipment Notes and shall have tendered the Equipment Notes to Subordination Agent on behalf of the applicable Pass Through Trustee, against receipt of the loan proceeds, in accordance with Section 2.02.
     (b) No Changes in Law. No change shall have occurred after the date of this Agreement in applicable law or regulations thereunder or interpretations thereof by appropriate regulatory authorities or any court that would make it a violation of law or governmental regulations for such Pass Through Trustee to make the loans contemplated by Section 2.01 or to acquire the Equipment Notes.
     (c) Documentation. This Agreement and the following documents shall have been duly authorized, executed and delivered by the respective party or parties thereto (other than such Pass Through Trustee or Loan Trustee), shall be in full force and effect and executed counterparts (or copies thereof where indicated) thereof shall have been delivered to each relevant Pass Through Trustee:
     (i) the Intercreditor Agreement;
     (ii) the Liquidity Facilities in effect on the Closing Date;
     (iii) the Pass Through Trust Agreements in effect on the Closing Date;
     (iv) the Indenture and the Indenture Supplement covering the Aircraft and dated the Closing Date;
     (v) [the Manufacturer’s Consent;]6
     (vi) [the French Pledge Agreement;]7
     (vii) a copy of the FAA Bill of Sale; and
     (viii) a copy of the Warranty Bill of Sale.
     (d) Financing Statement. A Uniform Commercial Code financing statement or statements covering the security interest created by the Indenture naming Company, as debtor, and Loan Trustee, as secured party, shall have been duly filed in all places necessary or desirable within the State of Delaware.

[6]	To be inserted for all aircraft other than MD-90-30 aircraft.

[7]	To be inserted for Airbus aircraft.
Participation Agreement (2010-2 EETC)
[Reg. No.]

     (e) Certain Closing Certificates. Each such Pass Through Trustee shall have received the following:
     (i) a certificate dated the Closing Date of the Secretary or an Assistant Secretary of Company, certifying as to (A) a copy of the resolutions of the Board of Directors of Company or the executive committee thereof duly authorizing the transactions contemplated hereby and the execution, delivery and performance by Company of this Agreement and the Indenture and each other document required to be executed and delivered by Company in accordance with the provisions hereof or thereof and (B) a copy of the certificate of incorporation and by-laws of Company, as in effect on the Closing Date;
     (ii) a certificate or other evidence from the Secretary of State of the State of Delaware, dated as of a date reasonably near the Closing Date, as to the due incorporation and good standing of Company in such state;
     (iii) an incumbency certificate of Company as to the person or persons authorized to execute and deliver this Agreement, the Indenture and each other document to be executed by Company in connection with the transactions contemplated hereby and thereby, and the specimen signatures of such person or persons; and
     (iv) one or more certificates of Loan Trustee and Subordination Agent certifying to the reasonable satisfaction of such Pass Through Trustee as to the due authorization, execution, delivery and performance by Loan Trustee and Subordination Agent of each of the Operative Documents to which Loan Trustee or Subordination Agent is or will be a party and any other documents to be executed by or on behalf of Loan Trustee or Subordination Agent in connection with the transactions contemplated hereby or thereby.
     (f) Representations; No Event of Default or Event of Loss. On the Closing Date, the following statements shall be correct: (i) the representations and warranties of Company herein are correct in all material respects as though made on and as of such date, except to the extent that such representations and warranties relate solely to an earlier date (in which case such representations and warranties are correct on and as of such earlier date) and (ii) no event has occurred and is continuing that constitutes an Event of Default or an Event of Loss or would constitute an Event of Default or Event of Loss but for the requirement that notice be given or time elapse or both.
     (g) Opinion of Counsel to Company. Each such Pass Through Trustee and Loan Trustee shall have received (i) an opinion addressed to it from the
Participation Agreement (2010-2 EETC)
[Reg. No.]

General Counsel, Deputy General Counsel or an Associate General Counsel of Company (or such other internal counsel to Company as shall be reasonably satisfactory to such Pass Through Trustee) substantially in the form set forth in Exhibit A-1 and (ii) an opinion addressed to it from Debevoise & Plimpton LLP substantially in the form set forth in Exhibit A-2.
     (h) Opinion of Counsel to U.S. Bank, Loan Trustee, Pass Through Trustees and Subordination Agent. Each such Pass Through Trustee and Loan Trustee shall have received an opinion addressed to it from Shipman & Goodwin LLP, special counsel for U.S. Bank, Loan Trustee, Pass Through Trustees and Subordination Agent, substantially in the form set forth in Exhibit B.
     (i) Opinion of FAA Counsel. Each such Pass Through Trustee and Loan Trustee shall have received an opinion addressed to it from Daugherty, Fowler, Peregrin, Haught & Jenson, a Professional Corporation, special FAA counsel in Oklahoma City, Oklahoma, substantially in the form set forth in Exhibit C.
     (j) Certification from Company. Each such Pass Through Trustee and Loan Trustee shall have received a certificate or certificates signed by the chief financial or accounting officer, any Senior Vice President, the Treasurer, any Vice President or any Assistant Treasurer (or any other Responsible Officer) of Company, dated the Closing Date, certifying as to the correctness of each of the matters stated in Section 3.01(f).
     (k) Certification from U.S. Bank, Loan Trustee and Subordination Agent. Each such Pass Through Trustee shall have received a certificate from U.S. Bank in its individual capacity and as Loan Trustee and Subordination Agent, as applicable, dated the Closing Date, signed by an authorized officer of U.S. Bank in its individual capacity and as Loan Trustee and Subordination Agent, as applicable, certifying for each such entity that no Loan Trustee Liens or Other Party Liens attributable to it, as applicable, exist, and further certifying as to the correctness of each of the matters stated in Section 5.01.
     (l) [Opinion of Special French Counsel. Each such Pass Through Trustee and Loan Trustee shall have received an opinion addressed to it from Clifford Chance LLP, special French counsel to Company, with respect to the French Pledge Agreement, substantially in the form set forth in Exhibit G.]8 [Reserved.]9

[8]	To be inserted for Airbus aircraft.

[9]	To be inserted for all aircraft other than Airbus aircraft.
Participation Agreement (2010-2 EETC)
[Reg. No.]

     (m) Insurance Matters. Loan Trustee shall have received an insurance report of an independent insurance broker and the related certificates of insurance, each in form and substance reasonably satisfactory to Loan Trustee, as to the compliance with the terms of Section 7.06 of the Indenture relating to insurance with respect to the Aircraft.
     (n) No Proceedings. No action or proceeding shall have been instituted nor shall governmental action be threatened before any court or governmental agency, nor shall any order, judgment or decree have been issued or proposed to be issued by any court or governmental agency at the time of the Closing to set aside, restrain, enjoin or prevent the completion and consummation of this Agreement or the transactions contemplated hereby.
     (o) Funding of Pass Through Trusts. Each such Pass Through Trustee shall have received in immediately available funds an amount at least equal to the aggregate purchase price of the Equipment Notes to be purchased from Company by such Pass Through Trustee.
     (p) [Manufacturer’s Consent. Loan Trustee shall have received an executed copy of the Manufacturer’s Consent substantially in the form set forth in Exhibit D.]10 [Reserved.]11
     (q) Governmental Approvals. All appropriate action required to have been taken prior to the Closing Date by the FAA or any governmental or political agency, subdivision or instrumentality of the United States, in connection with the transactions contemplated by this Agreement has been taken, and all orders, permits, waivers, authorizations, exemptions and approvals of such entities required to be in effect on the Closing Date in connection with the transactions contemplated by this Agreement have been issued.
     (r) Satisfaction of Requirements under the Note Purchase Agreement. The conditions precedent set forth in Section 2 of the Note Purchase Agreement, and the requirements set forth in Section 1 of the Note Purchase Agreement relating to the Aircraft and the Equipment Notes, shall have been satisfied.
     Promptly upon the recording of the Indenture (with the Indenture Supplement attached) pursuant to the Transportation Code and the receipt of appropriate and correct recording information from the FAA, Company will cause Daugherty, Fowler, Peregrin, Haught & Jenson, a Professional Corporation, special FAA counsel in Oklahoma City, Oklahoma to deliver to Subordination Agent, to Pass Through Trustees, to Loan Trustee

[10]	To be inserted for all aircraft other than MD-90-30 aircraft.

[11]	To be inserted for MD-90-30 aircraft.
Participation Agreement (2010-2 EETC)
[Reg. No.]

and to Company an opinion as to the due recording of such instrument and the lack of filing of any intervening documents with respect to the Aircraft.
     Section 3.02. Conditions Precedent to Obligations of Company. The obligation of Company to issue and sell the Equipment Notes is subject to the fulfillment (or waiver by Company) prior to or on the Closing Date of the following conditions precedent:
     (a) No Changes in Law. No change shall have occurred after the date of this Agreement in applicable law or regulations thereunder or interpretations thereof by appropriate regulatory authorities or any court that would make it a violation of law or governmental regulations for Company to enter into any transaction contemplated by the Operative Documents, the Note Purchase Agreement or the other Pass Through Documents.
     (b) Documentation. The documents referred to in Section 3.01(c) shall have been duly authorized, executed and delivered by the respective party or parties thereto (other than Company), shall be in full force and effect and executed counterparts (or copies thereof where indicated) thereof shall have been delivered to Company, and Company shall have received such documents and evidence with respect to U.S. Bank, the Liquidity Provider of each Liquidity Facility in effect as of the Closing Date, Loan Trustee, Subordination Agent and the Pass Through Trustee of each Pass Through Trust in existence as of the Closing Date as Company reasonably requests in order to establish the consummation of the transactions contemplated by this Agreement, the taking of all corporate and other proceedings in connection therewith and compliance with the conditions herein set forth.
     (c) FAA Filing. The Indenture (with the Indenture Supplement covering the Aircraft attached) shall have been duly filed for recordation (or shall be in the process of being so duly filed for recordation) with the FAA pursuant to the Transportation Code. The registration of the International Interests (or Prospective International Interests) created under the Indenture (as supplemented by the Indenture Supplement with respect to the Aircraft) shall have been effected on the International Registry in accordance with the Cape Town Treaty.
     (d) Representations and Warranties. On the Closing Date, the representations and warranties herein of U.S. Bank, Loan Trustee, Subordination Agent and the Pass Through Trustee of each Pass Through Trust in existence as of the Closing Date shall be correct as though made on and as of such date, except to the extent that such representations and warranties relate solely to an earlier date (in which case such representations and warranties shall have been correct on and as of such earlier date), and, insofar as such representations and warranties concern U.S. Bank, Loan Trustee, Subordination Agent or any Pass Through Trustee, such party shall have so certified to Company.
Participation Agreement (2010-2 EETC)
[Reg. No.]

     (e) Certain Opinions and Certificates. Company shall have received each opinion referred to in Sections 3.01(h) [and][,] 3.01(i) [and 3.01(l)]12, each such opinion addressed to Company or accompanied by a letter from the counsel rendering such opinion authorizing Company to rely on such opinion as if it were addressed to Company, and the certificates referred to in Sections 3.01(e)(iv) and 3.01(k).
     (f) Certain Opinion of Special Delaware Counsel. Company shall have received opinions addressed to it from Richards, Layton & Finger P.A., special Delaware counsel for the Pass Through Trustee of each Pass Through Trust in existence as of the Closing Date, substantially in the forms set forth in Exhibit E-1, as to tax matters, and Exhibit E-2, as to UCC matters.
     (g) No Proceedings. No action or proceeding shall have been instituted nor shall governmental action be threatened before any court or governmental agency, nor shall any order, judgment or decree have been issued or proposed to be issued by any court or governmental agency at the time of the Closing to set aside, restrain, enjoin or prevent the completion and consummation of this Agreement or the transactions contemplated hereby.
     (h) No Other Party Liens, etc. Company shall have received a certificate from U.S. Bank dated the Closing Date, signed by an authorized officer of U.S. Bank, certifying for the Pass Through Trustee of each Pass Through Trust in existence as of the Closing Date that no Other Party Liens attributable to it exist and further certifying as to the correctness of each of the matters stated in Section 5.01.
     (i) Payment for Equipment Notes. Company shall have been paid by the Pass Through Trustee for each Pass Through Trust in existence as of the Closing Date the aggregate original principal amount of the Equipment Notes being issued to such Pass Through Trustee as set forth on Schedule I opposite the name of such Pass Through Trust.

[12]	To be inserted for Airbus aircraft.
Participation Agreement (2010-2 EETC)
[Reg. No.]

ARTICLE 4
REPRESENTATIONS, WARRANTIES AND INDEMNITIES OF COMPANY
     Section 4.01. Representations and Warranties of Company. Company represents and warrants that:
     (a) Organization; Authority; Qualification. Company is a corporation duly incorporated and validly existing in good standing under the laws of the State of Delaware, is a Certificated Air Carrier, is a Citizen of the United States, has the corporate power and authority to own its properties or hold them under lease and to enter into and perform its obligations under the Operative Documents to which it is a party and is duly qualified to do business as a foreign corporation in good standing in each other jurisdiction in which the failure to so qualify would have a material adverse effect on the consolidated financial condition of Company and its subsidiaries, considered as a whole, and its jurisdiction of organization (as such term is used in Article 9 of the Uniform Commercial Code as in effect in the State of Delaware) is Delaware.
     (b) Corporate Action and Authorization; No Violations. The execution, delivery and performance by Company of this Agreement and the other Operative Documents to which Company is a party have been duly authorized by all necessary corporate action on the part of Company, do not require any stockholder approval or approval or consent of any trustee or holder of any indebtedness or obligations of Company, except such as have been duly obtained and are in full force and effect, and do not contravene any law, governmental rule, regulation, judgment or order binding on Company or the certificate of incorporation or by-laws of Company or contravene or result in a breach of, or constitute a default under, or result in the creation of any Lien (other than as permitted under the Indenture) upon the property of Company under, any material indenture, mortgage, contract or other agreement to which Company is a party or by which it or any of its properties may be bound or affected.
     (c) Governmental Approvals. Neither the execution and delivery by Company of this Agreement and the other Operative Documents to which it is a party, nor the consummation by Company of any of the transactions contemplated hereby or thereby, requires the authorization, consent or approval of, the giving of notice to, the filing or registration with or the taking of any other action in respect of, the Department of Transportation, the FAA or any other federal or state governmental authority or agency, or the International Registry, except for (i) the registration of the issuance and sale of the Pass Through Certificates under the Securities Act and under the securities laws of any state or other jurisdiction in which the Pass Through Certificates may be offered for sale if the laws of such state or other jurisdiction require such action, (ii) the qualification of the Pass
Participation Agreement (2010-2 EETC)
[Reg. No.]

Through Trust Agreements under the Trust Indenture Act, (iii) the orders, permits, waivers, exemptions, authorizations and approvals of the regulatory authorities having jurisdiction over Company’s ownership or operation of the Aircraft required to be obtained on or prior to the Closing Date, which orders, permits, waivers, exemptions, authorizations and approvals have been duly obtained and are, or on the Closing Date will be, in full force and effect, (iv) the filings and registrations referred to in Section 4.01(e), (v) authorizations, consents, approvals, notices and filings required to be obtained, taken, given or made under securities or Blue Sky or similar laws of the various states and foreign jurisdictions and (vi) consents, approvals, notices, registrations and other actions required to be obtained, given, made or taken only after the date hereof.
     (d) Valid and Binding Agreements. This Agreement and each other Operative Document to which Company is a party have been duly executed and delivered by Company and constitute the legal, valid and binding obligations of Company enforceable against Company in accordance with their terms, except as the same may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the rights of creditors generally and by general principles of equity and except, in the case of the Indenture, as limited by applicable laws that may affect the remedies provided in the Indenture, which laws, however, do not make the remedies provided in the Indenture inadequate for the practical realization of the rights and benefits intended to be provided thereby.
     (e) Filings and Recordation. Except for (i) the filing for recordation pursuant to the Transportation Code of the Indenture (with the Indenture Supplement covering the Aircraft attached), (ii) with respect to the security interests created by such documents, the filing of financing statements (and continuation statements at periodic intervals) under the Uniform Commercial Code of Delaware, and (iii) the registration on the International Registry of the International Interests (or Prospective International Interests) created under the Indenture (as supplemented by the Indenture Supplement covering the Aircraft), no further filing or recording of any document is necessary under the laws of the United States or any state thereof as of the Closing Date in order to establish and perfect the security interest in the Aircraft created under the Indenture in favor of Loan Trustee as against Company and any third parties in any applicable jurisdiction in the United States.
     (f) Investment Company Act. Company is not required to be registered as an “investment company” within the meaning of the Investment Company Act of 1940, as amended.
     (g) Title. As of the Closing Date, (i) Company has good title to the Aircraft, free and clear of Liens other than Permitted Liens, (ii) the Aircraft has been duly certificated by the FAA as to type and airworthiness in accordance with
Participation Agreement (2010-2 EETC)
[Reg. No.]

the terms of the Indenture, (iii) the Indenture (with the Indenture Supplement covering the Aircraft attached) has been duly filed for recordation (or shall be in the process of being so duly filed for recordation) with the FAA pursuant to the Transportation Code, (iv) the Aircraft is duly registered with the FAA in the name of Company, and (v) the registration of the International Interests (or Prospective International Interests) created under the Indenture (as supplemented by the Indenture Supplement with respect to the Aircraft) shall have been effected on the International Registry in accordance with the Cape Town Treaty.
     (h) Section 1110. Loan Trustee is entitled to the benefits of Section 1110 with respect to the Aircraft being subjected to the Lien of the Indenture on the Closing Date.
     (i) Security Interest. The Indenture creates in favor of Loan Trustee, for the benefit of Noteholders, Indenture Indemnitees and Related Indenture Indemnitees, a valid and perfected Lien on the Aircraft purported to be subjected to the Lien of the Indenture on the Closing Date, subject to no equal or prior Lien, except Permitted Liens.
     (j) Licenses, Permits and Franchises. Company holds all licenses, permits and franchises from the appropriate government entities necessary to authorize Company lawfully to engage in air transportation and to carry on scheduled commercial passenger service as currently conducted, except where the failure to so hold any such license, permit or franchise would not have a material adverse effect on the financial condition or operations of Company and its consolidated subsidiaries, taken as a whole.
     Section 4.02. General Indemnity. (a) Claims Defined. For the purposes of this Section 4.02, “Claims” means any and all liabilities, obligations, losses, damages, penalties, claims, actions, suits, costs or expenses of whatsoever kind and nature (whether or not on the basis of negligence, strict or absolute liability or liability in tort) that may be imposed on, incurred by, suffered by or asserted against an Indemnitee, as defined below, and, except as otherwise expressly provided in this Section 4.02, includes all reasonable out-of-pocket costs, disbursements and expenses (including reasonable out-of-pocket legal fees and expenses) actually incurred by an Indemnitee in connection therewith or related thereto.
     (b) Indemnitee Defined. For the purposes of this Section 4.02, “Indemnitee” means (i) U.S. Bank and Loan Trustee, (ii) each separate or additional trustee appointed pursuant to Section 8.02 of the Indenture, (iii) so long as it holds any Equipment Notes as agent and trustee of any Pass Through Trustee, Subordination Agent (iv) so long as it is the holder of any Equipment Notes, each Pass Through Trustee, (v) each Liquidity Provider, (vi) any Related Noteholder, (vii) the Escrow Agent, (viii) the Paying Agent and (ix) each of their
Participation Agreement (2010-2 EETC)
[Reg. No.]

respective successors and permitted assigns in such capacities, agents, servants, officers, employees and directors (the respective agents, servants, officers, employees and directors of each of the foregoing Indemnitees, as applicable, together with such Indemnitee, collectively the “Related Indemnitee Group” of such Indemnitee); provided that such Persons, to the extent they are not signatories to this Agreement, have expressly agreed in writing to be bound by the terms of this Section 4.02 prior to, or concurrently with, the making of a Claim. If any Indemnitee fails to comply with any duty or obligation under this Section 4.02 with respect to any Claim, such Indemnitee shall not be entitled to any indemnity with respect to such Claim under this Section 4.02 to the extent such failure was prejudicial to Company. No holder of a Pass Through Certificate in its capacity as such holder shall be an Indemnitee.
     (c) Claims Indemnified. Subject to the exclusions stated in Section 4.02(d), Company agrees to indemnify, protect, defend and hold harmless on an After-Tax Basis each Indemnitee against Claims resulting from or arising out of (a) the Operative Documents or the enforcement of any of the terms of the Operative Documents, (b) the Aircraft, the Airframe, any Engine or any Part, including, without limitation, with respect thereto, (i) the sale, purchase, acceptance, non-acceptance or rejection of the Aircraft under the Purchase Agreement or the ownership, possession, use, non-use, substitution, airworthiness, control, maintenance, repair, operation, registration, re-registration, de-registration, delivery, non-delivery, assignment, abandonment, condition, sale, lease, sublease, storage, modification, alteration, return, transfer or other disposition of the Aircraft, the Airframe, any Engine or any Part (including, without limitation, latent or other defects, whether or not discoverable, and any claim for patent, trademark or copyright infringement) by Company, any Permitted Lessee or any other Person, (ii) tort liability, whether or not arising out of the negligence of any Indemnitee (whether active, passive or imputed), (iii) death or property damage of passengers, shippers or others, and (iv) environmental control, noise or pollution, and (c) the offer, sale or delivery of any Equipment Notes, Pass Through Certificates or any interest therein or represented thereby. Without limiting the foregoing and subject to, and without duplication of, the provisions of Section 6.01(a), Company agrees to pay the reasonable ongoing fees, and the reasonable out-of-pocket costs and expenses actually incurred (including, without limitation, reasonable attorney’s fees and disbursements actually incurred and, to the extent payable as provided in the Indenture, reasonable compensation and expenses of Loan Trustee’s agents actually incurred), of Loan Trustee in connection with the transactions contemplated hereby.
Participation Agreement (2010-2 EETC)
[Reg. No.]

     (d) Claims Excluded. The following are excluded from Company’s agreement to indemnify an Indemnitee under this Section 4.02:
     (i) any Claim to the extent such Claim is attributable to acts or events occurring after (A) the Lien of the Indenture has been discharged, or (B) the transfer of possession of the Aircraft pursuant to Article IV of the Indenture except to the extent that such Claim is attributable to acts occurring in connection with the exercise of remedies pursuant to Section 4.02 of the Indenture following the occurrence and continuance of an Event of Default;
     (ii) any Claim to the extent such Claim is, or is attributable to, a Tax (or loss of any Tax benefit), except with respect to paying indemnity amounts on an After-Tax Basis;
     (iii) any Claim to the extent such Claim is attributable to the negligence or willful misconduct of such Indemnitee or such Indemnitee’s Related Indemnitee Group;
     (iv) any Claim to the extent such Claim is attributable to the noncompliance by such Indemnitee or such Indemnitee’s Related Indemnitee Group with any of the terms of, or any misrepresentation by an Indemnitee or its Related Indemnitee Group contained in, this Agreement, any other Operative Document or any Pass Through Document to which such Indemnitee or any of such Related Indemnitee Group is a party or any agreement relating hereto or thereto;
     (v) any Claim to the extent such Claim constitutes a Permitted Lien attributable to such Indemnitee;
     (vi) any Claim to the extent such Claim is attributable to the offer, sale, assignment, transfer, participation or other disposition (whether voluntary or involuntary) by or on behalf of such Indemnitee or its Related Indemnitee Group (other than during the occurrence and continuance of an Event of Default; provided that any such offer, sale, assignment, transfer, participation or other disposition during the occurrence and continuation of an Event of Default shall not be subject to indemnification unless it is made in accordance with the Indenture and applicable law) of any Equipment Note or interest therein or Pass Through Certificate, all or any part of such Indemnitee’s interest in the Operative Documents or the Pass Through Documents, or any interest in the Collateral or any similar security;
Participation Agreement (2010-2 EETC)
[Reg. No.]

     (vii) any Claim to the extent such Claim is attributable to (A) a failure on the part of Loan Trustee to distribute in accordance with this Agreement or any other Operative Document any amounts received and distributable by it hereunder or thereunder, (B) a failure on the part of Subordination Agent to distribute in accordance with the Intercreditor Agreement any amounts received and distributable by it thereunder, (C) a failure on the part of any Pass Through Trustee to distribute in accordance with the Pass Through Trust Agreement to which it is a party any amounts received and distributable by it thereunder, (D) a failure on the part of Escrow Agent to distribute in accordance with any Escrow Agreement any amounts received and distributable by it thereunder, (E) a failure on the part of Paying Agent to distribute in accordance with any Escrow Agreement any amounts received and distributable by it thereunder or (F) a failure on the part of Depositary to pay funds payable by it in accordance with any Deposit Agreement;
     (viii) any Claim to the extent such Claim is attributable to the authorization or giving or withholding of any future amendments, supplements, waivers or consents with respect to any Operative Document or any Pass Through Document, other than such as have been requested by Company or that occur as the result of an Event of Default, or such as are expressly required or contemplated by the provisions of the Operative Documents or the Pass Through Documents;
     (ix) any Claim to the extent such Claim is payable or borne by (A) Company pursuant to any indemnification, compensation or reimbursement provision of any other Operative Document or any Pass Through Document or (B) a Person other than Company pursuant to any provision of any Operative Document or any Pass Through Document;
     (x) any Claim to the extent such Claim is an ordinary and usual operating or overhead expense or not an out-of-pocket expense actually incurred;
     (xi) any Claim to the extent such Claim is incurred on account of or asserted as a result of any “prohibited transaction” within the meaning of Section 406 of ERISA or Section 4975 of the Code;
     (xii) any Claim to the extent such Claim is attributable to one or more of the other aircraft financed through the offering of Pass Through Certificates (in the event of doubt, any Claim shall be allocated between the Aircraft and such other aircraft in the same proportion that the then outstanding Equipment Notes bear to the then outstanding equipment
Participation Agreement (2010-2 EETC)
[Reg. No.]

notes issued with respect to the other aircraft and held by Pass Through Trustees);
     (xiii) any Claim to the extent such Claim is attributable to any amount which any Indemnitee expressly agrees shall not be paid by, borne by, or reimbursed by Company;
     (xiv) any Claim by an Indemnitee related to the status of such Indemnitee as a passenger or shipper on any of Company’s aircraft or as a party to a marketing or promotional or other commercial agreement with Company unrelated to the transactions contemplated by the Operative Documents; and
     (xv) any Claim to the extent such Claim is attributable to the offer or sale by an Indemnitee (or any member of such Indemnitee’s Related Indemnitee Group) of any interest in the Aircraft, the Equipment Notes, the Pass Through Certificates, or any similar interest, in violation of the Securities Act or other applicable federal, state or foreign securities laws (other than any thereof caused by acts or omissions of Company of any of its affiliates).
     (e) Insured Claims. In the case of any Claim indemnified by Company hereunder that is covered by a policy of insurance maintained by Company, each Indemnitee agrees to cooperate, at Company’s expense, with the insurers in the exercise of their rights to investigate, defend and compromise such Claim.
     (f) Claims Procedure. An Indemnitee shall promptly notify Company of any Claim as to which indemnification is sought. The failure to provide such prompt notice shall not release Company from any of its obligations to indemnify hereunder except to the extent that Company is prejudiced by such failure or Company’s indemnification obligations are increased as a result of such failure (in which event Company shall not be responsible for such additional indemnification obligations). Such Indemnitee shall promptly submit to Company all additional information in such Indemnitee’s possession to substantiate such Claim as Company reasonably requests. Subject to the rights of Company’s insurers, Company may, at its sole cost and expense, investigate any Claim, and may in its sole discretion defend or compromise any Claim. At Company’s expense, any Indemnitee shall cooperate with all reasonable requests of Company in connection therewith. Such Indemnitee shall not enter into a settlement or other compromise with respect to any Claim without the prior written consent of Company, which consent shall not be unreasonably withheld or delayed, unless such Indemnitee waives its right to be indemnified with respect to such Claim. Where Company or its insurers undertake the defense of an Indemnitee with
Participation Agreement (2010-2 EETC)
[Reg. No.]

respect to a Claim, no additional legal fees or expenses of such Indemnitee in connection with the defense of such Claim shall be indemnified hereunder unless such fees or expenses were incurred at the written request of Company or such insurers. Subject to the requirements of any policy of insurance, an Indemnitee may participate at its own expense in any judicial proceeding controlled by Company pursuant to the preceding provisions; provided that such party’s participation does not, in the opinion of outside counsel appointed by Company or its insurers to conduct such proceedings, interfere with such control. Such participation shall not constitute a waiver of the indemnification provided in this Section 4.02. Notwithstanding anything to the contrary contained herein, Company shall not under any circumstances be liable for the fees and expenses of more than one counsel for all Indemnitees with respect to any one Claim. Notwithstanding anything to the contrary contained herein, an Indemnitee shall not under any circumstances be required or deemed to be required to contest any Claim or to assume responsibility for or control of any judicial proceeding with respect thereto. Company will provide the relevant Indemnitee with such information not within the control of such Indemnitee, as is in Company’s control or is reasonably available to Company, which such Indemnitee may reasonably request and will otherwise cooperate with such Indemnitee so as to enable such Indemnitee to fulfill its obligations under this Section.
     (g) Subrogation. To the extent that a Claim is in fact paid in full by Company or its insurer, Company or such insurer (as the case may be) shall, without any further action, be subrogated to the rights and remedies of the Indemnitee on whose behalf such Claim was paid with respect to the transaction or event giving rise to such Claim. Such Indemnitee shall give such further assurances or agreements and shall cooperate with Company or such insurer, as the case may be, to permit Company or such insurer to pursue such rights and remedies, if any, to the extent reasonably requested by Company. So long as no Event of Default has occurred and is continuing, if an Indemnitee receives any payment, in whole or in part, from any party other than Company or its insurers with respect to any Claim paid by Company or its insurers, it shall promptly pay over to Company the amount received (but not an amount in excess of the amount Company or any of its insurers has paid in respect of such Claim). Any amount referred to in the preceding sentence that is payable to Company shall not be paid to Company, or, if it has been previously paid directly to Company, shall not be retained by Company, if at the time of such payment an Event of Default has occurred and is continuing, but shall be paid to and held by Loan Trustee as security for the obligations of Company under the Operative Documents. If Company agrees, such amount payable shall be applied against Company’s obligations thereunder when and as they become due and payable. At such time as such Event of Default is no longer continuing, such amount, to the extent not previously so applied against Company’s obligations, shall be paid to Company.
Participation Agreement (2010-2 EETC)
[Reg. No.]

     (h) No Guaranty. Nothing set forth in this Section 4.02 constitutes a guarantee by Company that the Aircraft at any time will have any particular value, useful life or residual value.
     (i) Payments; Interest. Any amount payable to any Indemnitee on account of a Claim shall be paid within 30 days after receipt by Company of a written demand therefor from such Indemnitee accompanied by a written statement describing in reasonable detail the Claims that are the subject of and basis for such indemnity and the computation of the amount payable. Any payments made pursuant to this Section 4.02 directly to an Indemnitee or to Company, as the case may be, shall be made in immediately available funds at such bank or to such account as is specified by the payee in written directions to the payor or, if no such directions are given, by check of the payor payable to the order of the payee and mailed to the payee by certified mail, return receipt requested, postage prepaid to its address referred to in Section 7.01. To the extent permitted by applicable law, interest at the Past Due Rate shall be paid, on demand, on any amount or indemnity not paid when due pursuant to this Section 4.02 until the same is paid. Such interest shall be paid in the same manner as the unpaid amount in respect of which such interest is due.
     (j) Tax Deduction or Credit. If, by reason of any payment made to or for the account of any Indemnitee by Company, or by reason of any Claim of any Indemnitee paid or indemnified against by Company, in each case pursuant to Section 4.02, such Indemnitee realizes a Tax deduction or credit not previously taken into account in computing such payment, such Indemnitee shall promptly pay to Company an amount equal to the sum of (i) the actual reduction in Taxes realized by such Indemnitee which is attributable to such deduction or credit, and (ii) the actual reduction in Taxes realized by such Indemnitee as a result of any payment made by such Indemnitee pursuant to this sentence; provided that the amount payable by such Indemnitee pursuant to this sentence shall not exceed the sum of all amounts previously paid by Company to such Indemnitee pursuant to this Section 4.02; provided, further, that any such excess shall be carried forward and applied to reduce pro tanto any subsequent obligations of Company to make payments to such Indemnitee pursuant to Section 4.02. If such Tax deduction or credit is subsequently disallowed or lost, upon written notice from the Indemnitee Company shall promptly repay all amounts paid to it pursuant to this Section 4.02(j) in respect of such disallowed or lost deduction or credit. If, at the time an amount would otherwise be payable to Company under this Section 4.02(j), any Event of Default shall have occurred and be continuing, such amount shall be held by the relevant Indemnitee as security for the obligations of Company under the Operative Documents. At such time as no Event of Default is continuing, such amount or portion thereof shall be applied to offset Company’s outstanding
Participation Agreement (2010-2 EETC)
[Reg. No.]

obligations under the Operative Documents and any remaining amount after such application shall be paid to Company.
ARTICLE 5
REPRESENTATIONS, WARRANTIES AND COVENANTS OF U.S. BANK
     Section 5.01. Representations, Warranties and Covenants of U.S. Bank. U.S. Bank, generally, and each of Loan Trustee, Subordination Agent and the Pass Through Trustee under each of the Pass Through Trust Agreements in effect on the date hereof as it relates to it, represents, warrants and covenants that:
     (a) Organization; Authority. U.S. Bank is a national banking association duly organized and validly existing in good standing under the laws of the United States, is eligible to be Loan Trustee under Section 8.01(a) of the Indenture, will promptly comply with Section 8.01(a) of the Indenture and has full power, authority and legal right to enter into and perform its obligations under each of the Operative Documents and the Pass Through Documents to which U.S. Bank, Loan Trustee, Subordination Agent or such Pass Through Trustee is a party and, in its capacity as Loan Trustee and Pass Through Trustee, respectively, to authenticate the Equipment Notes and the Pass Through Certificates, respectively. U.S. Bank is qualified to act as Loan Trustee under Section 8.01(c) of the Indenture. U.S. Bank is a Citizen of the United States (without the use of a voting trust agreement), and will resign as Loan Trustee under the Indenture promptly after it obtains actual knowledge that it has ceased to be such a Citizen of the United States.
     (b) Due Authorization; No Violations. The execution, delivery and performance by U.S. Bank, individually or in its capacity as Loan Trustee, Subordination Agent or such Pass Through Trustee, as the case may be, of this Agreement, each of the other Operative Documents and each of the Pass Through Documents to which U.S. Bank, Loan Trustee, Subordination Agent or such Pass Through Trustee is a party, the performance by U.S. Bank, individually or in its capacity as Loan Trustee, Subordination Agent or such Pass Through Trustee, as the case may be, of its obligations thereunder and the consummation on the Closing Date or the Issuance Date, as the case may be, of the transactions contemplated thereby, and the authentication of the Equipment Notes and the Pass Through Certificates, respectively, to be delivered on the Closing Date or the Issuance Date, as the case may be: (i) have been duly authorized by all necessary action on the part of U.S. Bank, Loan Trustee, Subordination Agent and such Pass Through Trustee, as the case may be, (ii) do not violate any law or regulation of the United States or of the state of the United States in which U.S. Bank is located and which governs the banking and trust powers of U.S. Bank or any order, writ, judgment or decree of any court, arbitrator or governmental authority applicable
Participation Agreement (2010-2 EETC)
[Reg. No.]

to U.S. Bank, Loan Trustee, Subordination Agent or such Pass Through Trustee or any of their assets, (iii) will not violate any provision of the articles of association or by-laws of U.S. Bank and (iv) will not violate any provision of, or constitute a default under, any mortgage, indenture, contract, agreement or undertaking to which any of U.S. Bank, Loan Trustee, Subordination Agent or such Pass Through Trustee is a party or by which any of them or their respective properties may be bound or affected.
     (c) Approvals. Neither the execution and delivery by U.S. Bank, individually or in its capacity as Loan Trustee, Subordination Agent or such Pass Through Trustee, as the case may be, of this Agreement, any other Operative Document or any Pass Through Document to which U.S. Bank, Loan Trustee, Subordination Agent or such Pass Through Trustee is a party, nor the consummation by U.S. Bank, Loan Trustee, Subordination Agent or such Pass Through Trustee of any of the transactions contemplated hereby or thereby, requires the authorization, consent or approval of, the giving of notice to, the filing or registration with, or the taking of any other action in respect of, (i) any governmental authority or agency of the United States or the state of the United States where U.S. Bank is located and regulating the banking and trust powers of U.S. Bank or (ii) any trustee or other holder of any debt of U.S. Bank.
     (d) Valid and Binding Agreements. This Agreement, each other Operative Document and each Pass Through Document to which U.S. Bank, Loan Trustee, Subordination Agent or such Pass Through Trustee is a party have been duly executed and delivered by U.S. Bank, individually and in its capacity as Loan Trustee, Subordination Agent or such Pass Through Trustee, as the case may be, and constitute the legal, valid and binding obligations of U.S. Bank, Loan Trustee, Subordination Agent and such Pass Through Trustee, as the case may be, enforceable against it in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the rights of creditors generally and by general principles of equity.
     (e) No Loan Trustee Liens or Other Party Liens. It unconditionally agrees with and for the benefit of the parties to this Agreement that it will not directly or indirectly create, incur, assume or suffer to exist any Loan Trustee Lien or Other Party Lien attributable to it, and it agrees that it will, at its own cost and expense, promptly take such action as may be necessary to discharge and satisfy in full any such Lien.
     (f) Intercreditor Agreement. The Equipment Notes to be issued to Subordination Agent pursuant hereto are being acquired by it to be held under the Intercreditor Agreement.
Participation Agreement (2010-2 EETC)
[Reg. No.]

     (g) Funds Transfer Fees. Each of U.S. Bank, Loan Trustee, Subordination Agent and such Pass Through Trustee agrees that it will not impose any lifting charge, cable charge, remittance charge or any other charge or fee on any transfer by Company of funds to, through or by U.S. Bank, Loan Trustee, Subordination Agent or such Pass Through Trustee pursuant to this Agreement, any other Operative Document or any Pass Through Document, except as may be otherwise agreed to in writing by Company.
     (h) Confidentiality. Each of U.S. Bank, Loan Trustee, Subordination Agent and such Pass Through Trustee agrees to be bound by the terms of Section 10.16 of the Indenture.
     (i) Certain Tax Matters. There are no Taxes payable by (i) U.S. Bank, Loan Trustee or Subordination Agent imposed by the Commonwealth of Massachusetts or any political subdivision or taxing authority thereof, or (ii) U.S. Bank or such Pass Through Trustee imposed by the State of Delaware or any political subdivision or taxing authority thereof, in connection with the execution, delivery or performance by U.S. Bank, Loan Trustee or Subordination Agent on the one hand, or U.S. Bank or such Pass Through Trustee, on the other, of any Operative Document or any Pass Through Document (other than franchise or other taxes based on or measured by any fees or compensation received by any such Person for services rendered in connection with the transactions contemplated by the Operative Documents or the Pass Through Documents), and there are no Taxes payable by such Pass Through Trustee imposed by the State of Delaware or any political subdivision thereof in connection with the acquisition, possession or ownership by such Pass Through Trustee of any of the Equipment Notes (other than franchise or other taxes based on or measured by any fees or compensation received by such Pass Through Trustee for services rendered in connection with the transactions contemplated by the Operative Documents or the Pass Through Documents) and, assuming that the Pass Through Trusts in existence as of the Closing Date will not be taxable for Federal income tax purposes as corporations, but, rather, will be characterized for such purposes as grantor trusts or partnerships, such Pass Through Trusts will not be subject to any Taxes imposed by the State of Delaware or any political subdivision thereof.
     (j) Limitation on Situs of Activities. Except with the consent of Company, which shall not be unreasonably withheld: (i) U.S. Bank will act as Pass Through Trustee solely through its offices within the State of Delaware, except for such services as may be performed for it by independent agents in the ordinary course of business, but not directly by it, in other states; and (ii) U.S. Bank will act as Subordination Agent and Loan Trustee solely through its offices within the Commonwealth of Massachusetts, except for such services as may be performed for it by independent agents in the ordinary course of business, but not directly by it, in other states.
Participation Agreement (2010-2 EETC)
[Reg. No.]

     (k) No Proceedings. There are no pending or, to its knowledge, threatened actions or proceedings against U.S. Bank, Loan Trustee, Subordination Agent or such Pass Through Trustee before any court or administrative agency which individually or in the aggregate, if determined adversely to it, would materially adversely affect the ability of U.S. Bank, Loan Trustee, Subordination Agent or such Pass Through Trustee to perform its obligations under any Operative Document or any Pass Through Document.
     (l) Other Representations. The representations and warranties contained in Section 7.15 of the Basic Pass Through Trust Agreement and Section 7.04 of each Trust Supplement are true, complete and correct as of the Closing Date.
ARTICLE 6
OTHER COVENANTS AND AGREEMENTS
     Section 6.01. Other Agreements. (a) Fees and Expenses. Company agrees promptly to pay (without duplication of any other obligation Company may have to pay such amounts) (1) the initial and annual fees and (to the extent Loan Trustee is entitled to be reimbursed for its reasonable expenses) the reasonable expenses of Loan Trustee in connection with the transactions contemplated hereby and (2) the following expenses incurred by Loan Trustee, Subordination Agent and Pass Through Trustees in connection with the negotiation, preparation, execution and delivery of this Agreement, the other Operative Documents and the other documents or instruments referred to herein or therein:
     (i) the reasonable fees, expenses and disbursements of (A) Shipman & Goodwin LLP, special counsel for Loan Trustee, Subordination Agent and the Pass Through Trustees of the Pass Through Trusts in existence as of the Closing Date, (B) Richards, Layton & Finger, P.A., special Delaware counsel for the Pass Through Trustees of the Pass Through Trusts in existence as of the Closing Date and Company, [and] (C) Daugherty, Fowler, Peregrin, Haught & Jenson, a Professional Corporation, special FAA counsel in Oklahoma City, Oklahoma[ and (D) Clifford Chance LLP, special French counsel]13, in each case to the extent actually incurred; and
     (ii) all reasonable expenses actually incurred in connection with printing and document production or reproduction expenses, and in

[13]	To be inserted for Airbus aircraft.
Participation Agreement (2010-2 EETC)
[Reg. No.]

connection with the filing of Uniform Commercial Code financing statements.
     (b) Continuing Registration and Re-Registration. Loan Trustee, Noteholders, Subordination Agent and each Pass Through Trustee agree to execute and deliver, at Company’s expense, all such documents and consents as Company reasonably requests for the purpose of continuing the registration of the Aircraft at the FAA in Company’s name or for the purpose of registering or maintaining any registration on the International Registry in respect of the Aircraft. In addition, each of Loan Trustee, Subordination Agent, each Pass Through Trustee and any other Noteholder agrees, for the benefit of Company, to cooperate with Company in effecting any foreign registration of the Aircraft pursuant to Section 7.02(e) of the Indenture; provided that prior to any such change in the country of registry of the Aircraft the conditions set forth in Section 7.02(e) of the Indenture are met to the reasonable satisfaction of, or waived by, Loan Trustee.
     (c) Quiet Enjoyment. Each of U.S. Bank, Loan Trustee, Subordination Agent, each Pass Through Trustee and any other Noteholder [and Class A Liquidity Provider (by having entered into the Class A Liquidity Facility) agree, and, if a Class B Liquidity Facility shall have been provided, Class B Liquidity Provider (by entering into such Class B Liquidity Facility) shall be deemed to have agreed]14 [, Class A Liquidity Provider (by having entered into the Class A Liquidity Facility) and Class B Liquidity Provider (by having entered into the Class B Liquidity Facility) agree]15, that, unless an Event of Default shall have occurred and be continuing, it shall not (and shall not permit any Affiliate or other Person claiming by, through or under it to) take any action contrary to, or otherwise in any way interfere with or disturb (and then only in accordance with the Indenture), the quiet enjoyment of the use and possession of the Aircraft, the Airframe, any Engine or any Part by Company or any transferee of any interest in any thereof permitted under the Indenture.
     (d) No Noteholder Liens. Each Noteholder, including, without limitation, Subordination Agent and each Pass Through Trustee, unconditionally agrees with and for the benefit of the parties to this Agreement that it will not directly or indirectly create, incur, assume or suffer to exist any Noteholder Liens, and such Noteholder agrees that it will, at its own cost and expense, promptly take such action as may be necessary to discharge and satisfy in full any such Noteholder Lien; and each Noteholder hereby agrees to indemnify, protect,

[14]	To insert if the Class B Liquidity Facility has not been provided as of the Closing Date.

[15]	To insert if the Class B Liquidity Facility has been provided as of the Closing Date.
Participation Agreement (2010-2 EETC)
[Reg. No.]

defend and hold harmless each Indemnitee and Company against claims in any way resulting from or arising out of a breach by it of its obligations under this Section 6.01(d).
     (e) Agreement to be Bound; Transfer. By its acceptance of its Equipment Notes, each Noteholder unconditionally agrees for the benefit of Company and Loan Trustee: (i) to be bound by and to perform and comply with all of the terms of such Equipment Notes, the Indenture and this Agreement applicable to such Noteholder and (ii) that it will not transfer any Equipment Note (or any part thereof) to any entity unless such transfer complies with and does not violate the Transportation Code, the Securities Act (or require registration under such Act) or any other law (including, without limitation, ERISA), and does not create a relationship that would be in violation thereof, or result in a “prohibited transaction” under Section 4975 of the Code or require qualification of an indenture under the Trust Indenture Act.
     (f) Tax Returns. Each Pass Through Trustee shall file any tax returns required to be filed by the related Pass Through Trust and the Company shall pay the Applicable Portion of any expenses relating thereto. The Company shall be responsible for the Applicable Portion of any interest or penalties related to any Pass Through Trustee’s failure to file any such tax returns required to be filed by the relevant Pass Through Trust, except to the extent that such failure is attributable to the gross negligence or willful misconduct of such Pass Through Trustee. For purposes of this Section 6.01(f), the “Applicable Portion” of any amount shall equal such amount multiplied by a fraction, the numerator of which shall be the sum of the then outstanding aggregate principal amount of the Equipment Notes held by the relevant Pass Through Trustee, and the denominator of which shall be the sum of the outstanding aggregate principal amount of all “Equipment Notes” issued under each of the “Indentures” (in each case as defined in the Intercreditor Agreement) held by such Pass Through Trustee.
     (g) No Petition. Each of Company, Loan Trustee, each Pass Through Trustee, Subordination Agent and any other Noteholder covenants that (i) until one year and one day after the Series A Equipment Notes have been paid in full, it shall not acquiesce, petition or otherwise invoke or cause or join in invoking or causing the Class A Pass Through Trust or any other Person to invoke the process of any governmental authority for the purpose of commencing or sustaining a case (whether voluntary or not) against the Class A Pass Through Trust under any bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Class A Pass Through Trust or any substantial part of its property or ordering the winding-up or liquidation of the affairs of the Class A Pass Through Trust, (ii) if any Series B Equipment Notes shall have been issued, until one year and one day after the Series B Equipment Notes have been paid in full, it shall not acquiesce,
Participation Agreement (2010-2 EETC)
[Reg. No.]

petition or otherwise invoke or cause or join in invoking or causing the Class B Pass Through Trust or any other Person to invoke the process of any governmental authority for the purpose of commencing or sustaining a case (whether voluntary or not) against the Class B Pass Through Trust under any bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Class B Pass Through Trust or any substantial part of its property or ordering the winding-up or liquidation of the affairs of the Class B Pass Through Trust, and (iii) with respect to any Additional Series Equipment Notes, until one year and one day after such Additional Series Equipment Notes have been paid in full, it shall not acquiesce, petition or otherwise invoke or cause or join in invoking or causing the Additional Series Pass Through Trust or any other Person to invoke the process of any governmental authority for the purpose of commencing or sustaining a case (whether voluntary or not) against such Additional Series Pass Through Trust under any bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of such Additional Series Pass Through Trust or any substantial part of its property or ordering the winding-up or liquidation of the affairs of such Additional Series Pass Through Trust.
     Section 6.02. Certain Covenants of Company. Company covenants and agrees with Loan Trustee as follows:
     (a) Further Assurances. On and after the Closing, Company will cause to be done, executed, acknowledged and delivered such further acts, conveyances and assurances as Loan Trustee reasonably requests for accomplishing the purposes of this Agreement and the other Operative Documents; provided that any instrument or other document so executed by Company will not expand any obligations or limit any rights of Company in respect of the transactions contemplated by the Operative Documents.
     (b) Filing and Recordation of the Indenture; Registration of International Interests. Company, at its expense, will cause the Indenture (with the Indenture Supplement covering the Aircraft attached) to be promptly filed and recorded, or filed for recording, with the FAA to the extent permitted under the Transportation Code and the rules and regulations of the FAA thereunder. In addition, on or prior to the Closing Date, Company will cause the registration of the International Interests (or Prospective International Interests) created under the Indenture (as supplemented by the Indenture Supplement with respect to the Aircraft) to be effected on the International Registry in accordance with the Cape Town Treaty, and shall, as and to the extent applicable, consent to such registration upon the issuance of a request for such consent by the International Registry.
Participation Agreement (2010-2 EETC)
[Reg. No.]

     (c) Maintenance of Filings. Company, at its expense, will take, or cause to be taken, such action with respect to the recording, filing, re-recording and refiling of the Indenture and any financing statements or other instruments as are necessary to maintain, so long as the Indenture is in effect, the perfection of the security interests created by the Indenture or will furnish Loan Trustee timely notice of the necessity of such action, together with such instruments, in execution form, and such other information as may be required to enable Loan Trustee to take such action. In addition, Company will pay any and all recording, stamp and other similar taxes payable in the United States, and in any other jurisdiction where the Aircraft is registered, in connection with the execution, delivery, recording, filing, re-recording and refiling of the Indenture or any such financing statements or other instruments. Company will notify Loan Trustee of any change in its jurisdiction of organization (as such term is used in Article 9 of the Uniform Commercial Code as in effect in the State of Delaware) promptly after making such change or in any event within the period of time necessary under applicable law to prevent the lapse of perfection (absent refiling) of financing statements filed under the Operative Documents.
     (d) Maintenance of Corporate Existence. Company shall at all times maintain its corporate existence except as permitted by Section 6.02(e).
     (e) Merger; Consolidation; Transfer of Substantially All Assets. Company shall not consolidate with or merge into any other Person or convey, transfer or lease substantially all of its assets as an entirety to any Person, unless:
     (i) the successor or transferee entity shall, if and to the extent required under Section 1110 in order that Loan Trustee continues to be entitled to any benefits of Section 1110 with respect to the Aircraft, be a Citizen of the United States and a Certificated Air Carrier and shall execute and deliver to Loan Trustee an agreement containing the express assumption by such successor or transferee entity of the due and punctual performance and observance of each covenant and condition of the Operative Documents to which Company is a party to be performed or observed by Company;
     (ii) if the Aircraft is, at the time, registered with the FAA or such Person is located in a “Contracting State” (as such term is used in the Cape Town Treaty), such Person makes such filings and recordings with the FAA pursuant to the Act and registration under the Cape Town Treaty, or if the Aircraft is, at the time, not registered with the FAA, such Person makes such filings and recordings with the applicable aviation authority, as are necessary to evidence such consolidation, merger, conveyance, transfer or lease;
Participation Agreement (2010-2 EETC)
[Reg. No.]

     (iii) immediately after giving effect to such transaction, no Event of Default shall have occurred and be continuing; and
     (iv) Company shall deliver to Loan Trustee and each Liquidity Provider a certificate signed by a Responsible Officer of Company, and an opinion of counsel (which may be the General Counsel, Deputy General Counsel or an Associate General Counsel to Company), each stating that such consolidation, merger, conveyance, transfer or lease and the assumption agreement mentioned in clause (i) above comply with this Section 6.02(e) and that all conditions precedent herein relating to such transaction have been complied with (except that such opinion need not cover the matters referred to in clause (iii) above and may rely, as to factual matters, on a certificate of an officer of Company) and, in the case of such opinion, that such assumption agreement has been duly authorized, executed and delivered by such successor Person and is enforceable against such successor Person in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the rights of creditors generally and by general principles of equity.
     Upon any consolidation or merger, or any conveyance, transfer or lease of substantially all of the assets of Company as an entirety in accordance with this Section 6.02(e), the successor Person formed by such consolidation or into which Company is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, Company under this Agreement and the other Operative Documents with the same effect as if such successor Person had been named as Company herein.
     (f) Section 1110. Company shall remain a Certificated Air Carrier for as long as and to the extent required under Section 1110 in order that Loan Trustee shall be entitled to any of the benefits of Section 1110 with respect to the Aircraft.
     (g) Additional Information. Promptly after the occurrence of a Triggering Event or an Indenture Event of Default resulting from the failure of Company to make payments on any Equipment Note and on every Regular Distribution Date while the Triggering Event or such Indenture Event of Default shall be continuing, Company will, at the Subordination Agent’s request from time to time but in any event no more frequently than once every three months, provide to the Subordination Agent a statement setting forth the following information with respect to the Aircraft if then subject to the lien of the Indenture: (A) whether the Aircraft is currently in service or parked in storage, (B) the maintenance status of the Aircraft, and (C) the location of the Engines. As used in this Section 6.02(g), the terms “Triggering Event”, “Indenture Event of
Participation Agreement (2010-2 EETC)
[Reg. No.]

Default” and “Regular Distribution Date” shall have the respective meanings set forth in the Intercreditor Agreement.
ARTICLE 7
MISCELLANEOUS
     Section 7.01. Notices. Unless otherwise expressly specified or permitted by the terms hereof, all notices required or permitted under the terms and provisions of this Agreement shall be in English and in writing, and any such notice may be given by United States mail, courier service or facsimile, and any such notice shall be effective when delivered (or, if mailed, three Business Days after deposit, postage prepaid, in the first class United States mail, and if delivered by facsimile, upon completion of transmission and confirmation by the sender (by a telephone call to a representative of the recipient or by machine confirmation) that such transmission was received) addressed as follows:
if to Company, addressed to:
Delta Air Lines, Inc.
1030 Delta Boulevard
Atlanta, Georgia 30354
Attention: Treasurer, Dept. 856
Telephone: (404) 715-6583
Facsimile: (404) 773-7345
with a copy to the General Counsel at the same address, but Dept. 971
Telephone: (404) 715-7820
Facsimile: (404) 715-7882
if to any Pass Through Trustee, addressed to:
U.S. Bank Trust National Association
300 Delaware Avenue, 9th Floor
Mail Code EX-DE-WDAW
Wilmington, Delaware 19801
Attention: Corporate Trust Services
Ref.: Delta 2010-2 EETC
Telephone: (302) 576-3703
Facsimile: (302) 576-3717
with a copy to:
Participation Agreement (2010-2 EETC)
[Reg. No.]

U.S. Bank Trust National Association
One Federal Street
EX-MA-FED, 3rd Floor
Boston, Massachusetts 02110
Attention: Corporate Trust Services
Ref.: Delta 2010-2 EETC
Telephone: (617) 603-6553
Facsimile: (617) 603-6683
if to U.S. Bank, Loan Trustee or Subordination Agent, addressed to:
U.S. Bank Trust National Association
One Federal Street, 3rd Floor
Boston, Massachusetts 02110
Attention: Corporate Trust Administration
Ref.: Delta 2010-2 EETC
Telephone: (617) 603-6553
Facsimile: (617) 603-6683
or if to any subsequent Noteholder, addressed to such Noteholder at its address set forth in the Equipment Note Register maintained pursuant to Section 2.07 of the Indenture.
     Any party, by notice to the other parties hereto, may designate different addresses for subsequent notices or communications. Whenever the words “notice” or “notify” or similar words are used herein, they mean the provision of formal notice as set forth in this Section 7.01.
     Section 7.02. Survival of Representations, Warranties, Indemnities, Covenants and Agreements. Except as otherwise provided herein, the representations, warranties, indemnities, covenants and agreements of Company, U.S. Bank, Loan Trustee, Subordination Agent, each Pass Through Trustee and Noteholders herein, and each of their obligations hereunder, shall survive the making of the loans, the transfer of any interest by any Noteholder of its Equipment Note and the expiration or termination (to the extent arising out of acts or events occurring prior to such expiration) of any Operative Documents.
     Section 7.03. Governing Law. THIS AGREEMENT HAS BEEN DELIVERED IN THE STATE OF NEW YORK AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE.
Participation Agreement (2010-2 EETC)
[Reg. No.]

     Section 7.04. Severability. To the extent permitted by applicable law, any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
     Section 7.05. No Oral Modifications or Continuing Waivers; Consents. Subject to Section 9.03 of the Indenture, no terms or provisions of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which the enforcement of the change, waiver, discharge or termination is sought. No such change, waiver, discharge or termination shall be effective unless a signed copy thereof is delivered to Loan Trustee.
     Section 7.06. Effect of Headings and Table of Contents. The headings of the various Articles and Sections herein and in the Table of Contents are for convenience of reference only and do not define or limit any of the terms or provisions hereof.
     Section 7.07. Successors and Assigns. All covenants, agreements, representations and warranties in this Agreement by Company, by U.S. Bank, individually or as Loan Trustee, Subordination Agent or Pass Through Trustee, or by any Noteholder, shall bind and inure to the benefit of and be enforceable by Company, and subject to the terms of Section 6.02(e), its successors and permitted assigns, each Pass Through Trustee and any successor or other trustee under the Pass Through Trust Agreement to which it is a party, Subordination Agent and its successor under the Intercreditor Agreement and Loan Trustee and its successor under the Indenture, whether so expressed or not.
     Section 7.08. Benefits of Agreement. Subject to the next sentence, nothing in this Agreement, express or implied, gives to any Person, other than the parties hereto and their successors hereunder, any benefit or any legal or equitable right, remedy or claim under this Agreement, except as expressly provided herein. Company agrees and acknowledges that each Liquidity Provider, and each separate or additional trustee appointed pursuant to Section 8.02 of the Indenture shall be third party beneficiaries of the covenants and agreements of Company with respect to the indemnities contained in Section 4.02 and may rely on the covenants and agreements of Company with respect to such indemnities to the same extent as if the covenants and agreements of Company with respect to such indemnities were made to each Liquidity Provider directly.
     Section 7.09. Counterparts. This Agreement may be executed in any number of counterparts. Each of the parties hereto shall not be required to execute the same counterpart. Each counterpart of this Agreement including a signature page or pages executed by each of the parties hereto shall be an original counterpart of this Agreement, but all of such counterparts shall together constitute one instrument.
Participation Agreement (2010-2 EETC)
[Reg. No.]

     Section 7.10. Submission to Jurisdiction. Each of the parties hereto, to the extent it may do so under applicable law, for purposes hereof and of all other Operative Documents hereby (a) irrevocably submits itself to the non-exclusive jurisdiction of the courts of the State of New York sitting in the City of New York and to the non-exclusive jurisdiction of the United States District Court for the Southern District of New York, for the purposes of any suit, action or other proceeding arising out of this Agreement, the subject matter hereof or any of the transactions contemplated hereby brought by any party or parties hereto or thereto, or their successors or permitted assigns and (b) waives, and agrees not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof or any of the transactions contemplated hereby may not be enforced in or by such courts.
     Section 7.11. Further Assurances. Each party hereto shall execute, acknowledge and deliver or shall cause to be executed, acknowledged and delivered, all such further agreements, instruments, certificates or documents, and shall do and cause to be done such further acts and things, including, without limitation, making or consenting to registrations (or discharges thereof, as appropriate) with respect to the Indenture on the International Registry and appointing Daugherty, Fowler, Peregrin, Haught & Jenson, a Professional Corporation, as its “professional user entity” (as defined in the Cape Town Treaty) to make or consent to any registrations (or discharges thereof, as appropriate) on the International Registry with respect to the Airframe or any Engine, in any case, as any other party hereto shall reasonably request in connection with the administration of, or to carry out more effectively the purposes of, or to better assure and confirm into such other party the rights and benefits to be provided under this Agreement, the other Operative Documents and the Pass Through Documents.
     Section 7.12. Section 1110. It is the intention of each of Company, Noteholders (such intention being evidenced by each of their acceptance of an Equipment Note), Loan Trustee and other parties hereto that the security interest created by the Indenture, to the fullest extent available under applicable law, entitles the Loan Trustee, on behalf of the Noteholders, to all of the benefits of Section 1110 with respect to the Aircraft, Airframe, Engines and Parts.
Participation Agreement (2010-2 EETC)
[Reg. No.]

     IN WITNESS WHEREOF, the parties hereto have caused this Participation Agreement to be duly executed by their respective officers thereunto duly authorized as of the date first above written.

DELTA AIR LINES, INC.
By:
Name:
Title:

U.S. BANK TRUST NATIONAL ASSOCIATION, as Pass Through Trustee under each of the Pass Through Trust Agreements in effect as of the date hereof
By:
Name:
Title:

U.S. BANK TRUST NATIONAL ASSOCIATION, as Subordination Agent
By:
Name:
Title:

U.S. BANK TRUST NATIONAL ASSOCIATION, as Loan Trustee
By:
Name:
Title:

Signature Page
Participation Agreement (2010-2 EETC)
[Reg. No.]

U.S. BANK TRUST NATIONAL ASSOCIATION, in its individual capacity as set forth herein
By:
Name:
Title:
Participation Agreement (2010-2 EETC)
[Reg. No.]

2

SCHEDULE I to
PARTICIPATION AGREEMENT
EQUIPMENT NOTES,
PURCHASERS AND ORIGINAL PRINCIPAL AMOUNTS16

Description of
	Equipment		Interest	Original Principal
Purchaser	Notes	Maturity[17]	Rate	Amount

Delta Air Lines	Series 2010-2A-	[•], 20[•]	4.95%
Pass Through	[ ][18]
Trust 2010-2A	[Reg. No.]
Equipment Note[s]

[16]	If any Series B Equipment Notes are being issued on the Closing Date, this Schedule I shall be revised to include the relevant information for the Class B Pass Through Trust.

[17]	Boeing 757-251 and MD-90-30 aircraft: November 23, 2016. Boeing 737-732, 757-351 and 777-232LR aircraft and Airbus A320-211, A330-223 and A330-323 aircraft: November 23, 2018.
Boeing 737-832, 757-232 and 767-332ER aircraft: May 23, 2019.

[18]	To insert numbers 01-28 depending on the applicable aircraft.
Participation Agreement (2010-2 EETC)
[Reg. No.]

SCHEDULE II to
PARTICIPATION AGREEMENT
TRUST SUPPLEMENTS19
     Trust Supplement No. 2010-2A, dated as of the Issuance Date, between Company and Pass Through Trustee in respect of Delta Air Lines Pass Through Trust 2010-2A.

[19]	If any Series B Equipment Notes are being issued on the Closing Date, this Schedule III should be revised to include the relevant information for the applicable Trust Supplement.
Participation Agreement (2010-2 EETC)
[Reg. No.]

Annex A to
Participation Agreement and
Indenture and Security Agreement
([REG. NO.])
DEFINITIONS
([REG. NO.])
     “Additional Insureds” has the meaning specified in Section 7.06(a) of the Indenture.
     “Affiliate” means with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person. For the purposes of this definition, “control” (including “controlled by” and “under common control with”) shall mean the power, directly or indirectly, to direct or cause the direction of the management and policies of such Person whether through the ownership of voting securities or by contract or otherwise. In no event shall U.S. Bank be deemed to be an Affiliate of Loan Trustee or vice versa.
     “After-Tax Basis” means that indemnity and compensation payments required to be made on such basis will be supplemented by the Person paying the base amount by that amount which, when added to such base amount, and after deduction of all Federal, state, local and foreign Taxes required to be paid by or on behalf of the payee with respect of the receipt or realization of the base amount and any such supplemental amounts, and after consideration of any current tax savings of such payee resulting by way of any deduction, credit or other tax benefit actually and currently realized that is attributable to such base amount or Tax, shall net such payee the full amount of such base amount.
     “Agreement” and “Participation Agreement” mean that certain Participation Agreement ([REG. NO.]), dated on or before the Closing Date, among Company, U.S. Bank, Pass Through Trustee under each Pass Through Trust Agreement in effect as of the date of execution and delivery of such Participation Agreement, Subordination Agent and Loan Trustee, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms.
     “Aircraft” means the Airframe (or any Replacement Airframe substituted therefor pursuant to Section 7.05 of the Indenture) together with the two Engines described in the Indenture Supplement originally executed and delivered under the Indenture (or any Replacement Engine that may from time to time be substituted for any of such Engines pursuant to Section 7.04 or Section 7.05 of the Indenture), whether or not any of such initial or substituted Engines is from time to time installed on such Airframe or installed on any other airframe or on any other aircraft. The term “Aircraft” includes any Replacement Aircraft.
Participation Agreement (2010-2 EETC)
[Reg. No.]

     “Aircraft Protocol” means the official English language text of the Protocol to the Convention on International Interests in Mobile Equipment on Matters Specific to Aircraft Equipment, adopted on November 16, 2001, at a diplomatic conference in Cape Town, South Africa, and all amendments, supplements, and revisions thereto (and from and after the effective date of the Cape Town Treaty in the relevant country, means when referring to the Aircraft Protocol with respect to that country, the Aircraft Protocol as in effect in such country, unless otherwise indicated).
     “Airframe” means (a) the [Boeing][Airbus][McDonnell Douglas] [Model] (generic model [Generic Model]) aircraft (except (i) the Engines or engines from time to time installed thereon and any and all Parts related to such Engine or engines and (ii) Excluded Equipment) specified on Annex A to the Indenture Supplement originally executed and delivered under the Indenture and (b) any and all related Parts. The term “Airframe” includes any Replacement Airframe that is substituted for the Airframe pursuant to Section 7.05 of the Indenture. At such time as any Replacement Airframe is so substituted and the Airframe for which such substitution is made is released from the Lien of the Indenture, such replaced Airframe shall cease to be an Airframe under the Indenture.
     [“Assigned Warranties” has the meaning specified in the definition of “Warranty Rights”.]20
     “Bankruptcy Code” means the United States Bankruptcy Code, 11 United States Code §§101 et seq., as amended from time to time, or any successor statutes thereto.
     “Basic Pass Through Trust Agreement” means that certain Pass Through Trust Agreement, dated as of November 16, 2000, between Company and U.S. Bank (as successor in interest to State Street Bank and Trust Company of Connecticut, National Association), as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms (but does not include any Trust Supplement).
     “Business Day” means any day other than a Saturday, a Sunday or a day on which commercial banks are required or authorized to close in New York, New York, Atlanta, Georgia, Boston, Massachusetts, Wilmington, Delaware or, if different from the foregoing, the city and state in which Loan Trustee, the Pass Through Trustee or Subordination Agent maintains its Corporate Trust Office or receives and disburses funds.
     “Cape Town Convention” means the official English language text of the Convention on International Interests in Mobile Equipment, adopted on November 16, 2001, at a diplomatic conference in Cape Town, South Africa, and all amendments,

[20]	To be inserted for Airbus aircraft.
Participation Agreement (2010-2 EETC)
[Reg. No.]

supplements, and revisions thereto (and from and after the effective date of the Cape Town Treaty in the relevant country, means when referring to the Cape Town Convention with respect to that country, the Cape Town Convention as in effect in such country, unless otherwise indicated).
     “Cape Town Treaty” means, collectively, the official English language text of (a) the Convention on International Interests in Mobile Equipment, and (b) the Protocol to the Convention on International Interests in Mobile Equipment on Matters Specific to Aircraft Equipment, in each case adopted on November 16, 2001, at a diplomatic conference in Cape Town, South Africa, and from and after the effective date of the Cape Town Treaty in the relevant country, means when referring to the Cape Town Treaty with respect to that country, the Cape Town Treaty as in effect in such country, unless otherwise indicated, and (c) all rules and regulations adopted pursuant thereto and, in the case of each of the foregoing described in clauses (a) through (c), all amendments, supplements, and revisions thereto.
     “Certificated Air Carrier” means a Citizen of the United States holding an air carrier operating certificate issued by the Secretary of Transportation pursuant to Chapter 447 of Title 49 of the United States Code for aircraft capable of carrying ten or more individuals or 6,000 pounds or more of cargo or that otherwise is certified or registered to the extent required to fall within the purview of Section 1110.
     “Citizen of the United States” has the meaning specified for such term in Section 40102(a)(15) of Title 49 of the United States Code or any similar legislation of the United States enacted in substitution or replacement therefor.
     “Claim” has the meaning specified in Section 4.02(a) of the Participation Agreement.
     “Class A Certificates” means Pass Through Certificates issued by the Class A Pass Through Trust.
     “Class A Liquidity Facility” has the meaning set forth in the Intercreditor Agreement.
     “Class A Liquidity Provider” has the meaning set forth in the Intercreditor Agreement.
     “Class A Pass Through Trust” means the Delta Air Lines Pass Through Trust 2010-2A created pursuant to the Basic Pass Through Trust Agreement, as supplemented by Trust Supplement No. 2010-2A, dated as of the Issuance Date, between Company and U.S. Bank, as Class A Trustee.
     “Class A Trustee” means the trustee for the Class A Pass Through Trust.
Participation Agreement (2010-2 EETC)
[Reg. No.]

     “Class B Certificates” means Pass Through Certificates, if any, issued by any Class B Pass Through Trust (including, without limitation, any “Refinancing Certificates” (as such term is defined in the Intercreditor Agreement)).
     “Class B Liquidity Facility” has the meaning set forth in the Intercreditor Agreement.
     “Class B Liquidity Provider” has the meaning set forth in the Intercreditor Agreement.
     “Class B Pass Through Trust” means (i) initially, a grantor trust, if any, created pursuant to the applicable Pass Through Trust Agreement to facilitate the issuance and sale of pass through certificates in connection with the initial issuance of any Series B Equipment Notes and (ii) any “Refinancing Trust” (as such term is defined in the Intercreditor Agreement) created in connection with any subsequent redemption of such Series B Equipment Notes and issuance of new Series B Equipment Notes.
     “Class B Trustee” means the trustee for any Class B Pass Through Trust.
     “Closing” has the meaning specified in Section 2.03 of the Participation Agreement.
     “Closing Date” means the date of the closing of the transaction contemplated by the Operative Documents.
     “Code” means the Internal Revenue Code of 1986, as amended from time to time.
     “Collateral” has the meaning specified in the granting clause of the Indenture.
     “Company” means Delta Air Lines, Inc., and its successors and permitted assigns.
     “Compulsory Acquisition” means requisition of title or other compulsory acquisition, capture, seizure, deprivation, confiscation or detention for any reason of the Aircraft by any government that results in the loss of title or use of the Aircraft by Company (or any Permitted Lessee) for a period in excess of 180 consecutive days, but shall exclude requisition for use or hire not involving requisition of title.
     “Confidential Information” has the meaning specified in Section 10.16 of the Indenture.
     “Controlling Party” has the meaning specified in Section 2.06 of the Intercreditor Agreement.
     “Corporate Trust Office” has the meaning specified in Section 1.01 of the Intercreditor Agreement.
Participation Agreement (2010-2 EETC)
[Reg. No.]

     “CRAF Program” means the Civil Reserve Air Fleet Program authorized under 10 U.S.C. Section 9511 et seq. or any similar or substitute program under the laws of the United States.
     “Debt Rate” means, with respect to any Series of Equipment Notes, (i) the rate per annum specified for the applicable Series as such in Schedule I to the Indenture (as, in the case of any Series B Equipment Notes issued after the Closing Date, such Schedule I may be amended in connection with such issuance), and (ii) for any other purpose, with respect to any period, the weighted average interest rate per annum during such period borne by the outstanding Equipment Notes, excluding any interest payable at the Past Due Rate.
     “Defaulted Operative Indenture” means any Operative Indenture (the terms “Event of Default”, “Equipment Notes” and “Payment Default” used in this definition have the meanings specified therefor in such Operative Indenture) with respect to which (i) a Payment Default has occurred and is continuing or an Event of Default described in Section 4.01(a) of such Operative Indenture has occurred and is continuing or (ii) an Event of Default other than an Event of Default described in Section 4.01(a) of such Operative Indenture has occurred and is continuing and, in any such case, either (x) the Equipment Notes issued thereunder have been accelerated and such acceleration has not been rescinded and annulled in accordance therewith or (y) the loan trustee under such Operative Indenture has given Company a notice of its intention to exercise one or more of the remedies specified in Section 4.02(a) of such Operative Indenture; provided that in the event of a bankruptcy proceeding under the Bankruptcy Code under which Company is a debtor, if and so long as the trustee or the debtor agrees to perform and performs all obligations of Company under such Operative Indenture and the Equipment Notes issued thereunder in accordance with Section 1110(a)(2) of the Bankruptcy Code and cures defaults under such Operative Indentures and Equipment Notes to the extent required by Section 1110(a)(2) of the Bankruptcy Code, such Operative Indenture shall not be a Defaulted Operative Indenture.
     “Department of Transportation” means the United States Department of Transportation and any agency or instrumentality of the United States government succeeding to its functions.
     “Deposit Agreement” means each of (i) subject to Section 5(f) of the Note Purchase Agreement, the Deposit Agreement (Class A), dated as of the Issuance Date, between Escrow Agent and Depositary, which relates to the Class A Pass Through Trust and (ii) a deposit agreement between Escrow Agent and Depositary that has been, or may in the future be, entered into with respect to the Class B Pass Through Trust, if any, and to which Company shall have consented; provided that, for purposes of any obligation of Company, no amendment, modification or supplement to, or substitution or replacement of, any Deposit Agreement shall be effective unless consented to by Company.
Participation Agreement (2010-2 EETC)
[Reg. No.]

     “Depositary” means, subject to Section 5(f) of the Note Purchase Agreement, The Bank of New York Mellon, a New York banking corporation, as Depositary under each Deposit Agreement.
     “Direction” has the meaning specified in Section 2.16 of the Indenture.
     “Dollars” and “$” mean the lawful currency of the United States.
     “Eligible Account” means an account established by and with an Eligible Institution at the request of Loan Trustee, which institution agrees, for all purposes of the UCC including Article 8 thereof, that (a) such account shall be a “securities account” (as defined in Section 8-501(a) of the NY UCC), (b) such institution is a “securities intermediary” (as defined in Section 8-102(a)(14) of the NY UCC), (c) all property (other than cash) credited to such account shall be treated as a “financial asset” (as defined in Section 8-102(a)(9) of the NY UCC), (d) Loan Trustee shall be the “entitlement holder” (as defined in Section 8-102(a)(7) of the NY UCC) in respect of such account, (e) it will comply with all entitlement orders issued by Loan Trustee to the exclusion of Company, (f) it will waive or subordinate in favor of Loan Trustee all claims (including, without limitation, claims by way of security interest, lien or right of set-off or right of recoupment), and (g) the “securities intermediary jurisdiction” (under Section 8-110(e) of the NY UCC) shall be the State of New York.
     “Eligible Institution” means the corporate trust department of (a) U.S. Bank or any other Person that becomes a successor Loan Trustee under the Indenture, in each case, acting solely in its capacity as a “securities intermediary” (as defined in Section 8-102(a)(14) of the NY UCC), or (b) a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any U.S. branch of a foreign bank), which has a Long-Term Rating from Moody’s of at least A3 (or its equivalent) and from S&P of at least A (or its equivalent).
     “Engine” means (a) each of the two [Engine Manufacturer and Model] engines (generic manufacturer and model [Generic Manufacturer and Model]), listed by manufacturer’s serial number and further described on Annex A to the Indenture Supplement originally executed and delivered under the Indenture, whether or not from time to time installed on the Airframe or installed on any other airframe or on any other aircraft and (b) any Replacement Engine substituted for an Engine pursuant to Section 7.04 or 7.05 of the Indenture; together in each case with any and all related Parts but excluding Excluded Equipment. At such time as a Replacement Engine is so substituted and the Engine for which substitution is made is released from the Lien of the Indenture, such replaced Engine shall cease to be an Engine under the Indenture.
     “Equipment Note” means and includes any equipment notes issued under the Indenture in the form specified in Section 2.01 thereof (as such form may be varied
Participation Agreement (2010-2 EETC)
[Reg. No.]

pursuant to the terms of the Indenture) and any Equipment Note issued in exchange therefor or replacement thereof pursuant to Section 2.07 or 2.08 of the Indenture.
     “Equipment Note Register” has the meaning specified in Section 2.07 of the Indenture.
     “Equipment Note Registrar” has the meaning specified in Section 2.07 of the Indenture.
     “ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to ERISA are to ERISA as in effect at the date of the Participation Agreement and any subsequent provisions of ERISA amendatory thereof, supplemental thereto or substituted therefor.
     “Escrow Agent” means U.S. Bank National Association, a national banking association, as escrow agent under each Escrow Agreement, or any successor agent thereto.
     “Escrow Agreement” means each of (i) the Escrow and Paying Agent Agreement (Class A), dated as of the Issuance Date, among Escrow Agent, Paying Agent, the Underwriters, and Class A Trustee, which relates to the Class A Pass Through Trust and (ii) an escrow and paying agent agreement among Escrow Agent, Paying Agent, Class B Trustee and any other party that may be specified therein that has been, or may in the future be, entered into with respect to the Class B Pass Through Trust, if any, and to which Company shall have consented; provided that, for purposes of any obligation of Company, no amendment, modification or supplement to, or substitution or replacement of, any such Escrow Agreement shall be effective unless consented to by Company.
     “Event of Default” has the meaning specified in Section 4.01 of the Indenture.
     “Event of Loss” means, with respect to the Aircraft, Airframe or any Engine, any of the following events with respect to such property:
     (a) the loss of such property or of the use thereof due to destruction, damage beyond repair or rendition of such property permanently unfit for normal use for any reason whatsoever;
     (b) any damage to such property which results in an insurance settlement with respect to such property on the basis of a total loss, a compromised total loss or a constructive total loss;
     (c) the theft, hijacking or disappearance of such property for a period in excess of 180 consecutive days;
Participation Agreement (2010-2 EETC)
[Reg. No.]

     (d) the requisition for use or hire of such property by any government (other than a requisition for use or hire by a Government or the government of the country of registry of the Aircraft) that results in the loss of possession of such property by Company (or any Permitted Lessee) for a period in excess of 12 consecutive months;
     (e) the operation or location of the Aircraft, while under requisition for use by any government, in any area excluded from coverage by any insurance policy in effect with respect to the Aircraft required by the terms of Section 7.06 of the Indenture, unless Company shall have obtained indemnity or insurance in lieu thereof from such government;
     (f) any Compulsory Acquisition;
     (g) as a result of any law, rule, regulation, order or other action by the FAA or other government of the country of registry, the use of the Aircraft or Airframe in the normal business of air transportation is prohibited by virtue of a condition affecting all aircraft of the same type for a period of 18 consecutive months, unless Company is diligently carrying forward all steps that are necessary or desirable to permit the normal use of the Aircraft or Airframe or, in any event, if such use is prohibited for a period of three consecutive years; and
     (h) with respect to an Engine only, any divestiture of title to or interest in an Engine or any event with respect to an Engine that is deemed to be an Event of Loss with respect to such Engine pursuant to Section 7.02(a)(vii) of the Indenture.
     An Event of Loss with respect to the Aircraft shall be deemed to have occurred if an Event of Loss occurs with respect to the Airframe unless Company elects to substitute a Replacement Airframe pursuant to Section 7.05(a)(i) of the Indenture.
     “Excluded Equipment” means (i) defibrillators, enhanced emergency medical kits and other medical equipment, (ii) airphones and other components or systems installed on or affixed to the Airframe that are used to provide individual telecommunications or electronic entertainment to passengers aboard the Aircraft, (iii) galley carts, beverage carts, waste containers, liquor kits, food tray carriers, ice containers, oven inserts, galley inserts, and other branded passenger convenience or service items, (iv) any items, equipment or systems leased by Company or any Permitted Lessee (other than items, equipment, or systems that are leased from Company pursuant to the applicable Lease) or owned by Company or any Permitted Lessee subject to a conditional sales agreement or a security interest (other than the security interest granted under the Indenture), and (v) cargo containers.
     “FAA” means the United States Federal Aviation Administration and any agency or instrumentality of the United States government succeeding to its functions.
Participation Agreement (2010-2 EETC)
[Reg. No.]

     [“FAA Bill of Sale” means the bill of sale for the Aircraft on AC Form 8050-2 executed by Manufacturer or an affiliate of Manufacturer in favor of Company and recorded with the FAA.]21
     [“FAA Bill of Sale” means the bill of sale for the Aircraft on AC Form 8050-2 executed by the seller of the Aircraft in favor of Company and recorded with the FAA.]22
     “Federal Funds Rate” means a fluctuating interest rate per annum in effect from time to time, which rate per annum shall at all times be equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or if such rate is not so published for any day that is a Business Day, the average of the quotations for such day for such transactions received by U.S. Bank from three Federal funds brokers of recognized standing selected by it.
     [“French Pledge Agreement” means, collectively, the French Pledge Agreement, dated as of the Closing Date, between Company and Loan Trustee, substantially in the form of Exhibit F-1 to the Participation Agreement, and the Acte de Nantissement de Créances, dated as of the Closing Date, between Company and Loan Trustee, substantially in the form of Exhibit F-2 to the Participation Agreement.]23
     “Government” means the government of any of Canada, France, Germany, Japan, The Netherlands, Sweden, Switzerland, the United Kingdom or the United States and any instrumentality or agency thereof.
     “Indemnitee” has the meaning specified in Section 4.02(b) of the Participation Agreement.
     “Indenture” means that certain Indenture and Security Agreement ([REG. NO.]), dated as of the Closing Date, between Company and Loan Trustee, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms, including supplementation by an Indenture Supplement pursuant to the Indenture.
     “Indenture Indemnitee” means (i) Loan Trustee, (ii) U.S. Bank, (iii) each separate or successor or additional trustee appointed pursuant to Section 8.02 of the Indenture, (iv) so long as it holds any Equipment Notes as agent and trustee of any Pass Through Trustee, Subordination Agent, (v) each Liquidity Provider, (vi) so long as it is the holder

[21]	To be inserted for all aircraft other than MD-90-30 aircraft.

[22]	To be inserted for MD-90-30 aircraft.

[23]	To be inserted for Airbus aircraft.
Participation Agreement (2010-2 EETC)
[Reg. No.]

of any Equipment Notes, each Pass Through Trustee, (vii) Paying Agent, (viii) Escrow Agent, and (ix) any of their respective successors and permitted assigns in such capacities, directors, officers, employees, agents and servants. No holder of a Pass Through Certificate in its capacity as such shall be an Indenture Indemnitee.
     “Indenture Supplement” means a supplement to the Indenture, substantially in the form of Exhibit A to the Indenture, which particularly describes the Aircraft, and any Replacement Airframe and/or Replacement Engine, included in the property subject to the Lien of the Indenture.
     “Insurance Threshold” is the amount set forth as the Insurance Threshold in Exhibit C to the Indenture.
     “Intercreditor Agreement” means that certain Intercreditor Agreement, dated as of the Issuance Date, among Class A Trustee, Class A Liquidity Provider and Subordination Agent, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms; provided that, for purposes of any obligations of Company, no amendment, modification or supplement to, or substitution or replacement of, such Intercreditor Agreement shall be effective unless consented to by Company.
     “Interests” has the meaning specified in Section 7.06(a) of the Indenture.
     “International Interest” has the meaning ascribed to the defined term “international interest” under the Cape Town Treaty.
     “International Registry” means the international registry established pursuant to the Cape Town Treaty.
     “Issuance Date” means November 22, 2010.
     “Lease” means any lease permitted by the terms of Section 7.02(a) of the Indenture.
     “Lien” means any mortgage, pledge, lien, encumbrance, lease, sublease, sub-sublease or security interest.
     “Liquidity Facilities” means, collectively, the Class A Liquidity Facility and, if provided, the Class B Liquidity Facility.
     “Liquidity Providers” means, collectively, Class A Liquidity Provider and, if any Class B Liquidity Facility shall have been provided, Class B Liquidity Provider.
     “Loan Amount” has the meaning specified in Section 7.06(c) of the Indenture.
Participation Agreement (2010-2 EETC)
[Reg. No.]

     “Loan Trustee” has the meaning specified in the introductory paragraph of the Indenture.
     “Loan Trustee Liens” means any Lien attributable to U.S. Bank or Loan Trustee with respect to the Aircraft, any interest therein or any other portion of the Collateral arising as a result of (i) claims against U.S. Bank or Loan Trustee not related to its interest in the Aircraft or the administration of the Collateral pursuant to the Indenture, (ii) acts of U.S. Bank or Loan Trustee not permitted by, or the failure of U.S. Bank or Loan Trustee to take any action required by, the Operative Documents or the Pass Through Documents, (iii) claims against U.S. Bank or Loan Trustee relating to Taxes or Claims that are excluded from the indemnification provided by Section 4.02 of the Participation Agreement pursuant to said Section 4.02 or (iv) claims against U.S. Bank or Loan Trustee arising out of the transfer by any such party of all or any portion of its interest in the Aircraft, the Collateral, the Operative Documents or the Pass Through Documents, except while an Event of Default is continuing and prior to the time that Loan Trustee has received all amounts due to it pursuant to the Indenture.
     “Long-Term Rating” has the meaning specified in the Intercreditor Agreement.
     “Loss Payment Date” has the meaning specified in Section 7.05(a) of the Indenture.
     “Majority in Interest of Noteholders” means, as of a particular date of determination and subject to Section 2.16 of the Indenture, the holders of at least a majority in aggregate unpaid principal amount of all Equipment Notes outstanding as of such date (excluding any Equipment Notes held by Company or any Affiliate thereof, it being understood that a Pass Through Trustee shall be considered an Affiliate of Company as long as more than 50% in the aggregate face amount of Pass Through Certificates issued by the corresponding Pass Through Trust are held by Company or an Affiliate of Company or a Pass Through Trustee is otherwise under the control of Company or such Affiliate of Company (unless all Equipment Notes then outstanding are held by Company or any Affiliate thereof, including Pass Through Trustees which are considered Affiliates of Company pursuant hereto); provided that for the purposes of directing any action or casting any vote or giving any consent, waiver or instruction hereunder, any Noteholder of an Equipment Note or Equipment Notes may allocate, in such Noteholder’s sole discretion, any fractional portion of the principal amount of such Equipment Note or Equipment Notes in favor of or in opposition to any such action, vote, consent, waiver or instruction.
     “Make-Whole Amount” means, with respect to any Equipment Note, the amount (as determined by an independent investment banker selected by Company (and, following the occurrence and during the continuance of an Event of Default, reasonably acceptable to Loan Trustee)), if any, by which (i) the present value of the remaining scheduled payments of principal and interest from the redemption date to maturity of
Participation Agreement (2010-2 EETC)
[Reg. No.]

such Equipment Note computed by discounting each such payment on a semiannual basis from its respective Payment Date (assuming a 360-day year of twelve 30 day months) using a discount rate equal to the Treasury Yield plus the Make-Whole Spread exceeds (ii) the outstanding principal amount of such Equipment Note plus accrued but unpaid interest thereon to the date of redemption. For purposes of determining the Make-Whole Amount, “Treasury Yield” means, at the date of determination, the interest rate (expressed as a semiannual equivalent and as a decimal rounded to the number of decimal places as appears in the Debt Rate of such Equipment Note and, in the case of United States Treasury bills, converted to a bond equivalent yield) determined to be the per annum rate equal to the semiannual yield to maturity for United States Treasury securities maturing on the Average Life Date and trading in the public securities market either as determined by interpolation between the most recent weekly average constant maturity, non-inflation-indexed series yield to maturity for two series of United States Treasury securities, trading in the public securities markets, (A) one maturing as close as possible to, but earlier than, the Average Life Date and (B) the other maturing as close as possible to, but later than, the Average Life Date, in each case as reported in the most recent H.15(519) or, if a weekly average constant maturity, non-inflation indexed series yield to maturity for United States Treasury securities maturing on the Average Life Date is reported in the most recent H.15(519), such weekly average yield to maturity as reported in such H.15(519). “H.15(519)” means the weekly statistical release designated as such, or any successor publication, published by the Board of Governors of the Federal Reserve System. The date of determination of a Make-Whole Amount shall be the third Business Day prior to the applicable redemption date and the “most recent H.15(519)” means the latest H.15(519) published prior to the close of business on the third Business Day prior to the applicable redemption date. “Average Life Date” means, for each Equipment Note to be redeemed, the date which follows the redemption date by a period equal to the Remaining Weighted Average Life at the redemption date of such Equipment Note. “Remaining Weighted Average Life” of an Equipment Note, at the redemption date of such Equipment Note, means the number of days equal to the quotient obtained by dividing: (i) the sum of the products obtained by multiplying (A) the amount of each then remaining installment of principal, including the payment due on the maturity date of such Equipment Note, by (B) the number of days from and including the redemption date to but excluding the scheduled Payment Date of such principal installment by (ii) the then unpaid principal amount of such Equipment Note.
     “Make-Whole Spread” means, with respect to any Series of Equipment Notes, the percentage specified for the applicable Series as such in Schedule I to the Indenture (as, in the case of any Series B Equipment Notes issued after the Closing Date, such Schedule I may be amended in connection with such issuance).
Participation Agreement (2010-2 EETC)
[Reg. No.]

     [“Manufacturer” means [The Boeing Company, a Delaware corporation]24[Airbus S.A.S. (formerly known as Airbus G.I.E. and legal successor of AVSA S.A.R.L.), a société par actions simplifiée organized and existing under the laws of the Republic of France]25, and its successors and assigns.]26
     [“Manufacturer’s Consent” means the Manufacturer’s Consent and Agreement to Assignment of Warranties, dated as of the Closing Date, substantially in the form of Exhibit D to the Participation Agreement.]27
     “Minimum Insurance Amount” has the meaning specified in Section 7.06(a) of the Indenture.
     “Moody’s” means Moody’s Investors Service, Inc.
     “Noteholder” means any Person in whose name an Equipment Note is registered on the Equipment Note Register (including, for so long as it is the registered holder of any Equipment Notes, Subordination Agent on behalf of Pass Through Trustees pursuant to the provisions of the Intercreditor Agreement).
     “Noteholder Liens” means any Lien attributable to any Noteholder on or against the Aircraft, any interest therein or any other portion of the Collateral, arising out of any claim against such Noteholder that is not related to the Operative Documents or Pass Through Documents, or out of any act or omission of such Noteholder that is not related to the transactions contemplated by, or that constitutes a breach by such Noteholder of its obligations under, the Operative Documents or the Pass Through Documents.
     “Note Purchase Agreement” means the Note Purchase Agreement, dated as of the Issuance Date, among Company, Subordination Agent, Escrow Agent, Paying Agent and Class A Trustee providing for, among other things, the issuance and sale of certain equipment notes, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms.
     “NY UCC” means UCC as in effect in the State of New York.

[24]	To be inserted for Boeing aircraft.

[25]	To be inserted for Airbus aircraft.

[26]	To be inserted for all aircraft other than MD-90-30 aircraft.

[27]	To be inserted for all aircraft other than MD-90-30 aircraft.
Participation Agreement (2010-2 EETC)
[Reg. No.]

     “Operative Documents” means, collectively, the Participation Agreement, the Indenture, each Indenture Supplement[, the Manufacturer’s Consent]28 and the Equipment Notes.
     “Operative Indentures” means, as of any date, each “Indenture” (as such term is defined in the Note Purchase Agreement), including the Indenture, whether any other “Indenture” shall have been entered into before or after the date of the Indenture, but only if as of such date all “Equipment Notes” (as defined in each such “Indenture”) are held by “Subordination Agent” under the “Intercreditor Agreement”, as such terms are defined in each such “Indenture”.
     “Other Party Liens” means any Lien attributable to Pass Through Trustee (other than in its capacity as Noteholder), Subordination Agent (other than in its capacity as Noteholder) or any Liquidity Provider on or against the Aircraft, any interest therein, or any other portion of the Collateral arising out of any claim against such party that is not related to the Operative Documents or Pass Through Documents, or out of any act or omission of such party that is not related to the transactions contemplated by, or that constitutes a breach by such party of its obligations under, the Operative Documents or the Pass Through Documents.
     “Participation Agreement” has the meaning set forth under the definition of “Agreement”.
     “Parts” means any and all appliances, parts, instruments, appurtenances, accessories, furnishings and other equipment of whatever nature (other than (a) complete Engines or engines and (b) Excluded Equipment), so long as the same are incorporated or installed in or attached to the Airframe or any Engine or so long as the same are subject to the Lien of the Indenture in accordance with the terms of Section 7.04 thereof after removal from the Airframe or any Engine.
     “Pass Through Certificates” means the pass through certificates issued by any Pass Through Trustee (and any other pass through certificates for which such pass through certificates may be exchanged).
     “Pass Through Documents” means each Pass Through Trust Agreement, the Note Purchase Agreement, each Escrow Agreement, each Deposit Agreement, the Intercreditor Agreement and each Liquidity Facility.
     “Pass Through Trust” means each of the separate grantor trusts that have been or will be created pursuant to the Pass Through Trust Agreements to facilitate certain of the transactions contemplated by the Operative Documents.

[28]	To be inserted for all aircraft other than MD-90-30 aircraft.
Participation Agreement (2010-2 EETC)
[Reg. No.]

     “Pass Through Trust Agreement” means each of the Trust Supplements relating to the Pass Through Trusts, together in each case with the Basic Pass Through Trust Agreement, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms.
     “Pass Through Trustee” means the trustee under each Pass Through Trust Agreement, together with any successor in interest and any successor or other trustee appointed as provided in such Pass Through Trust Agreement.
     “Past Due Rate” means the lesser of (a) with respect to (i) any payment made to a Noteholder under any Series of Equipment Notes, the Debt Rate then applicable to such Series plus 1% and (ii) any other payment made under any Operative Document to any other Person, the Debt Rate plus 1% (computed on the basis of a year of 360 days comprised of twelve 30-day months) and (b) the maximum rate permitted by applicable law.
     “Paying Agent” means U.S. Bank, as paying agent under each Escrow Agreement, and any successor agent thereto.
     “Payment Date” means, for any Equipment Note, each May 23 and November 23, commencing with [                    ].29
     “Payment Default” means the occurrence of an event that would give rise to an Event of Default under Section 4.01(a) of the Indenture upon the giving of notice or the passing of time or both.
     “Permitted Investments” means each of (a) direct obligations of the United States and agencies thereof; (b) obligations fully guaranteed by the United States; (c) certificates of deposit issued by, or bankers’ acceptances of, or time deposits with, any bank, trust company or national banking association incorporated or doing business under the laws of the United States or one of the states thereof having combined capital and surplus and retained earnings of at least $100,000,000 and having a Long-Term Rating of A, its equivalent or better by Moody’s or S&P (or, if neither such organization then rates such institutions, by any nationally recognized rating organization in the United States); (d) commercial paper of any holding company of a bank, trust company or national banking association described in clause (c); (e) commercial paper of companies having a Short-Term Rating assigned to such commercial paper by either Moody’s or S&P (or, if neither such organization then rates such commercial paper, by any nationally recognized rating organization in the United States) equal to either of the two highest ratings assigned by

[29]	With respect to the Equipment Notes for the Mortgaged Aircraft and the Owned Aircraft (each as defined in the Note Purchase Agreement), insert “May 23, 2011” and with respect to the Equipment Notes for the 2001-1 Aircraft (as defined in the Note Purchase Agreement), insert “November 23, 2011”.
Participation Agreement (2010-2 EETC)
[Reg. No.]

such organization; (f) Dollar-denominated certificates of deposit issued by, or time deposits with, the European subsidiaries of (i) any bank, trust company or national banking association described in clause (c), or (ii) any other bank or financial institution described in clause (g), (h) or (j) below; (g) United States-issued Yankee certificates of deposit issued by, or bankers’ acceptances of, or commercial paper issued by, any bank having combined capital and surplus and retained earnings of at least $100,000,000 and headquartered in Canada, Japan, the United Kingdom, France, Germany, Switzerland or The Netherlands and having a Long-Term Rating of A, its equivalent or better by Moody’s or S&P (or, if neither such organization then rates such institutions, by any nationally recognized rating organization in the United States); (h) Dollar-denominated time deposits with any Canadian bank having a combined capital and surplus and retained earnings of at least $100,000,000 and having a Long-Term Rating of A, its equivalent or better by Moody’s or S&P (or, if neither such organization then rates such institutions, by any nationally recognized rating organization in the United States); (i) Canadian Treasury Bills fully hedged to Dollars; (j) repurchase agreements with any financial institution having combined capital and surplus and retained earnings of at least $100,000,000 collateralized by transfer of possession of any of the obligations described in clauses (a) through (i) above; (k) bonds, notes or other obligations of any state of the United States, or any political subdivision of any state, or any agencies or other instrumentalities of any such state, including, but not limited to, industrial development bonds, pollution control revenue bonds, public power bonds, housing bonds, other revenue bonds or any general obligation bonds, that, at the time of their purchase, such obligations have a Long-Term Rating of A, its equivalent or better by Moody’s or S&P (or, if neither such organization then rates such obligations, by any nationally recognized rating organization in the United States); (1) bonds or other debt instruments of any company, if such bonds or other debt instruments, at the time of their purchase, have a Long-Term Rating of A, its equivalent or better by Moody’s or S&P (or, if neither such organization then rates such obligations, by any nationally recognized rating organization in the United States); (m) mortgage backed securities (i) guaranteed by the Federal National Mortgage Association, the Federal Home Loan Mortgage Corporation or the Government National Mortgage Association or having a Long-Term Rating of AAA, its equivalent or better by Moody’s or S&P (or, if neither such organization then rates such obligations, by any nationally recognized rating organization in the United States) or, if unrated, deemed to be of a comparable quality by Loan Trustee and (ii) having an average life not to exceed one year as determined by standard industry pricing practices presently in effect; (n) asset-backed securities having a Long-Term Rating of A, its equivalent or better by Moody’s or S&P (or, if neither such organization then rates such obligations, by any nationally recognized rating organization in the United States) or, if unrated, deemed to be of a comparable quality by Loan Trustee; and (o) such other investments approved in writing by Loan Trustee; provided that the instruments described in the foregoing clauses shall have a maturity no later than the earliest date when such investments may be required for distribution. The bank acting as Pass Through Trustee or Loan Trustee is hereby authorized, in making or disposing of any
Participation Agreement (2010-2 EETC)
[Reg. No.]

investment described herein, to deal with itself (in its individual capacity) or with any one or more of its affiliates, whether it or such affiliate is acting as an agent of Pass Through Trustee or Loan Trustee or for any third person or dealing as principal for its own account.
     “Permitted Lessee” means any Person to whom Company is permitted to lease the Airframe or any Engine pursuant to Section 7.02(a) of the Indenture.
     “Permitted Lien” has the meaning specified in Section 7.01 of the Indenture.
     “Person” means any person, including any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, trustee, unincorporated organization or government or any agency or political subdivision thereof.
     “Prospective International Interest” has the meaning ascribed to the defined term “prospective international interest” under the Cape Town Treaty.
     [“Purchase Agreement” means Purchase Agreement No. 2022, dated as of October 21, 1997, which incorporates by reference the Aircraft General Terms Agreement AGTA-DAL, dated as of October 21, 1997, between Manufacturer and Company, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms.]30
     [“Purchase Agreement” means Purchase Agreement No. 1631, dated as of December 1, 1989, between Manufacturer and Company (as successor to Northwest Airlines, Inc.), as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms.]31
     [“Purchase Agreement” means Purchase Agreement No. 2023, dated as of October 21, 1997, which incorporates by reference the Aircraft General Terms Agreement AGTA-DAL, dated as of October 21, 1997, between Manufacturer and Company, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms.]32
     [“Purchase Agreement” means Purchase Agreement No. 2159, dated January 16, 2001, between Manufacturer and Company (as successor to Northwest Airlines, Inc.), as

[30]	To be inserted for 737-832 and 737-732 aircraft.

[31]	To be inserted for 757-251 aircraft.

[32]	To be inserted for 757-232 aircraft.
Participation Agreement (2010-2 EETC)
[Reg. No.]

the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms.]33
     [“Purchase Agreement” means Purchase Agreement No. 2024, dated as of October 21, 1997, which incorporates by reference the Aircraft General Terms Agreement AGTA-DAL, dated as of October 21, 1997, between Manufacturer and Company, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms.]34
     [“Purchase Agreement” means Purchase Agreement No. 2026, dated as of October 21, 1997 which incorporates by reference the Aircraft General Terms Agreement AGTA-DAL, dated as of October 21, 1997, between Manufacturer and Company, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms.]35
     [“Purchase Agreement” means that certain [Airbus A319-100 Purchase Agreement, dated as of September 19, 1997]36, between Manufacturer (as successor to AVSA S.A.R.L.) and Company (as successor to Northwest Airlines, Inc.), as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms.]37
     [“Purchase Agreement” means that certain Airbus A330 Purchase Agreement, dated as of December 21, 2000, between Manufacturer (as successor to AVSA S.A.R.L.) and Company (as successor to Northwest Airlines, Inc.), as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms.]38
     [“Purchase Agreement” means, collectively, any purchase or other agreement under or with respect to which Company has any continuing rights or benefits, in respect of (a) the purchase by Company of the Airframe or (b) any Warranty Rights, in each case as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms.]39

[33]	To be inserted for 757-351 aircraft.

[34]	To be inserted for 767-332ER aircraft.

[35]	To be inserted for 777-232LR aircraft.

[36]	To be confirmed.

[37]	To be inserted for A320-211 aircraft.

[38]	To be inserted for A330-223 and A330-323 aircraft.

[39]	To be inserted for MD-90-30 aircraft.
Participation Agreement (2010-2 EETC)
[Reg. No.]

     “Rating Agencies” has the meaning specified in the Intercreditor Agreement.
     “Related Equipment Note” means, as of any date, an “Equipment Note” as defined in each Related Indenture, but only if as of such date it is held by “Subordination Agent” under the “Intercreditor Agreement”, as such terms are defined in such Related Indenture.
     “Related Indemnitee Group” has the meaning specified in Section 4.02(b) of the Participation Agreement.
     “Related Indenture” means each Operative Indenture (other than the Indenture).
     “Related Indenture Bankruptcy Default” means any “Event of Default” under Section 4.01(f), (g), (h) or (i) of any Related Indenture, determined without giving effect to any applicable grace period.
     “Related Indenture Event of Default” means any “Event of Default” under any Related Indenture.
     “Related Indenture Indemnitee” means each Related Noteholder.
     “Related Loan Trustee” means “Loan Trustee” as defined in each Related Indenture.
     “Related Make-Whole Amount” means the “Make-Whole Amount”, as defined in each Related Indenture.
     “Related Noteholder” means a registered holder of a Related Equipment Note.
     “Related Secured Obligations” means, as of any date, the outstanding principal amount of the Related Equipment Notes issued under each Related Indenture, the accrued and unpaid interest (including, to the extent permitted by applicable law, post-petition interest) due thereon in accordance with such Related Indenture as of such date, Related Make-Whole Amount, if any, with respect thereto in accordance with such Related Indenture as of such date, and any other amounts payable as of such date under the “Operative Documents” (as defined in each Related Indenture).
     “Related Series A Equipment Note” means, as of any date, a “Series A Equipment Note”, as defined in each Related Indenture, but only if as of such date it is held by the “Subordination Agent” under the “Intercreditor Agreement”, as such terms are defined in such Related Indenture.
     “Related Series B Equipment Note” means, as of any date, a “Series B Equipment Note”, if any, as defined in each Related Indenture, but only if as of such date it is held
Participation Agreement (2010-2 EETC)
[Reg. No.]

by the “Subordination Agent” under the “Intercreditor Agreement”, as such terms are defined in such Related Indenture.
     “Replacement Aircraft” means the Aircraft of which a Replacement Airframe is part.
     “Replacement Airframe” means a [Boeing [737-800]40[757-200]41 [757-300]42[767-300ER]43[777-200LR]44][Airbus [A320-200]45 [A330-200]46 [A330-300]47] [McDonnell Douglas MD-90]48 aircraft or a comparable or improved model of [Manufacturer]49 [the Airframe manufacturer (or any successor thereto)]50 (except (a) Engines or engines from time to time installed thereon and any and all Parts related to such Engine or engines and (b) Excluded Equipment), that shall have been made subject to the Lien of the Indenture pursuant to Section 7.05 thereof, together with all Parts relating to such aircraft.
     “Replacement Engine” means a [Engine Manufacturer and Model] engine (or an engine of the same or another manufacturer of a comparable or an improved model and suitable for installation and use on the Airframe with the other Engine (or any other Replacement Engine being substituted simultaneously therewith)) that is made subject to the Lien of the Indenture pursuant to Section 7.04 or Section 7.05 thereof, together with all Parts relating to such engine.
     “Replacement Liquidity Facility” has the meaning set forth in the Intercreditor Agreement.

[40]	To be inserted for 737-832 aircraft.

[41]	To be inserted for 757-251 and 757-232 aircraft.

[42]	To be inserted for 757-351 aircraft.

[43]	To be inserted for 767-332ER aircraft.

[44]	To be inserted for 777-232LR aircraft.

[45]	To be inserted for A320-211 aircraft.

[46]	To be inserted for A330-223 aircraft.

[47]	To be inserted for A330-323 aircraft.

[48]	To be inserted for MD-90-30 aircraft.

[49]	To be inserted for all aircraft other than MD-90-30 aircraft.

[50]	To be inserted for MD-90-30 aircraft.
Participation Agreement (2010-2 EETC)
[Reg. No.]

     “Replacement Liquidity Provider” has the meaning set forth in the Intercreditor Agreement.
     “Responsible Officer” means, with respect to Company, its Chairman of the Board, its President, its Chief Operating Officer, any Executive Vice President, any Senior Vice President, the Chief Financial Officer, any Vice President, the Treasurer, the Controller or the Secretary.
     “S&P” means Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business.
     “Section 1110” means Section 1110 of the Bankruptcy Code.
     “Secured Obligations” has the meaning specified in Section 2.06 of the Indenture.
     “Securities Account” has the meaning specified in Section 3.07 of the Indenture.
     “Securities Act” means the Securities Act of 1933, as amended from time to time.
     “Securities and Exchange Commission” means the United States Securities and Exchange Commission and any agency or instrumentality of the United States government succeeding to its functions.
     “Securities Intermediary” has the meaning specified in Section 3.07 of the Indenture.
     “Series” means any series of Equipment Notes, including the Series A Equipment Notes or, if issued, the Series B Equipment Notes.
     “Series A” or “Series A Equipment Notes” means Equipment Notes issued and designated as “Series A Equipment Notes” under the Indenture, in the original principal amount and maturities as specified in Schedule I to the Indenture under the heading “Series A Equipment Notes” and bearing interest at the Debt Rate for Series A Equipment Notes specified in Schedule I to the Indenture.
     “Series B” or “Series B Equipment Notes” means Equipment Notes, if any, issued and designated as “Series B Equipment Notes” under the Indenture, in the original principal amount and maturities as specified under the heading “Series B Equipment Notes” in Schedule I to the Indenture (as such Schedule I may be amended in connection with the issuance of such Equipment Notes, if issued after the Closing Date) and bearing interest at the Debt Rate for Series B Equipment Notes specified in Schedule I to the Indenture (as such Schedule I may be amended in connection with the issuance of such Equipment Notes, if issued after the Closing Date).
     “Short-Term Rating” has the meaning specified in the Intercreditor Agreement.
Participation Agreement (2010-2 EETC)
[Reg. No.]

     “Subordination Agent” has the meaning specified in the introductory paragraph of the Participation Agreement.
     “Tax” and “Taxes” mean all governmental fees (including, without limitation, license, filing and registration fees) and all taxes (including, without limitation, franchise, excise, stamp, value added, income, gross receipts, sales, use and property taxes), withholdings, assessments, levies, imposts, duties or charges, of any nature whatsoever, together with any related penalties, fines, additions to tax or interest thereon imposed, withheld, levied or assessed by any country, taxing authority or governmental subdivision thereof or therein or by any international authority, including any taxes imposed on any Person as a result of such Person being required to collect and pay over withholding taxes.
     “Transportation Code” means that portion of Title 49 of the United States Code comprising those provisions formerly referred to as the Federal Aviation Act of 1958, as amended, or any subsequent legislation that amends, supplements or supersedes such provisions.
     “Trust Indenture Act” means the Trust Indenture Act of 1939, as amended from time to time.
     “Trust Supplements” means (i) those agreements supplemental to the Basic Pass Through Trust Agreement referred to in Schedule III to the Participation Agreement as of the Closing Date and (ii) in the case of any Class B Certificates issued after the Closing Date, whether in connection with the initial issuance of any Series B Equipment Notes, if so issued after the Closing Date, or in connection with any subsequent redemption of any Series B Equipment Notes (whether issued on or after the Closing Date) and issuance of new Series B Equipment Notes, an agreement supplemental to the Basic Pass Through Trust Agreement pursuant to which (a) a separate trust is created for the benefit of the holders of such Class B Certificates, (b) the issuance of such Class B Certificates representing fractional undivided interests in the Class B Pass Through Trust is authorized and (c) the terms of such Class B Certificates are established.
     “UCC” means the Uniform Commercial Code as in effect in any applicable jurisdiction.
     “Underwriter” means each of the underwriters identified as such in the Underwriting Agreement.
     “Underwriting Agreement” means that certain Underwriting Agreement, dated November 15, 2010, among Company and Credit Suisse Securities (USA) LLC, Morgan Stanley & Co. Incorporated and Deutsche Bank Securities Inc., acting as representatives of the underwriters named therein, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms.
Participation Agreement (2010-2 EETC)
[Reg. No.]

     “United States” means the United States of America.
     “U.S. Bank” has the meaning specified in the introductory paragraph of the Participation Agreement.
     [“Warranty Bill of Sale” means the warranty (as to title) bill of sale covering the Aircraft executed by Manufacturer or an affiliate of Manufacturer in favor of Company and specifically referring to each Engine, as well as the Airframe, constituting a part of the Aircraft.]51
     [“Warranty Bill of Sale” means the warranty (as to title) bill of sale covering the Aircraft executed by the seller of the Aircraft in favor of Company and specifically referring to each Engine, as well as the Airframe, constituting a part of the Aircraft.]52
     “Warranty Rights” means [all right and interest of Company in, to and under Parts 1, 2, 3, 4 and 6 of the Product Assurance Document attached as Exhibit C to the Aircraft General Terms Agreement AGTA-DAL, dated as of October 21, 1997, but only to the extent the same relate to continuing rights of Company in respect of any warranty or indemnity, express or implied, pursuant to the Product Assurance Document with respect to the Airframe, it being understood that the Warranty Rights exclude any and all other right, title and interest of Company in, to and under the Purchase Agreement and that the Warranty Rights are subject to the terms of the Manufacturer’s Consent]53 [all right and interest of Company in, to and under the Product Assurance Document attached as Exhibit B to the Purchase Agreement, but only to the extent the same relates to continuing rights of Company in respect of any warranty or indemnity, express or implied, pursuant to the Product Assurance Document with respect to the Airframe, it being understood that the Warranty Rights exclude any and all other right, title and interest of Company in, to and under the Purchase Agreement and that the Warranty Rights are subject to the terms of the Manufacturer’s Consent]54 [all right and interest of Company in, to and under Clauses 12 and 13 of the Purchase Agreement, including all post-delivery rights in respect thereof, as are and remain available on the Closing Date, given by Manufacturer in respect of the Airframe to Company (the “Assigned Warranties”) and all payments to be received by Company and all rights of Company to enforce such payments under the Assigned Warranties, it being understood that the Warranty Rights exclude any and all other right, title and interest of Company in, to and under the Purchase Agreement and that the Warranty Rights are subject to the terms of

[51]	To be inserted for all aircraft other than MD-90-30 aircraft.

[52]	To be inserted for MD-90-30 aircraft.

[53]	To be inserted for Boeing 737-732, 737-832, 757-232, 767-332ER and 777-232LR aircraft.

[54]	To be inserted for Boeing 757-251 and 757-351 aircraft.
Participation Agreement (2010-2 EETC)
[Reg. No.]

the Manufacturer’s Consent]55 [with respect to the Airframe, the rights of Company under any warranty or indemnity, express or implied, regarding title, materials, workmanship, design and patent infringement, or related matters in respect of the Airframe, in each case to the extent that: (i) such rights relate to the Airframe (and not to other any other properties or assets), (ii) such rights are assignable by Company without incurring any expense payable to any manufacturer of the Airframe or any Part thereof or any other third party, and (iii) such assignment does not require the consent of any Person and does not violate any contract or agreement binding upon Company relating to such rights]56.

[55]	To be inserted for Airbus aircraft.

[56]	To be inserted for MD-90-30 aircraft.
Participation Agreement (2010-2 EETC)
[Reg. No.]